UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d)
                OF THE SECURITIES AND EXCHANGE ACT OF 1934



                             December 1, 1994
                             (Date of Report)



                           Bucyrus-Erie Company
          (Exact name of registrant as specified in its charter)



          Delaware                  1-871            39-0188050
(State or other jurisdiction   (Commission File    (IRS Employer
     of incorporation)             Number)           ID Number)




                               P.O. Box 500
                           1100 Milwaukee Avenue
                    South Milwaukee, Wisconsin  53172
                 (Address of principal executive offices)



                                (414) 768-4000
            (Registrant's telephone number, including area code)

Item 3.  Bankruptcy or Receivership

     (b) On December 1, 1994 (the "Confirmation Date"), the United States Bankruptcy Court, Eastern District of Wisconsin (the "Bankruptcy Court") entered an order confirming the Second Amended Joint Plan of Reorganization of B-E Holdings, Inc. ("Holdings") and Bucyrus-Erie Company ("Bucyrus") under chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") as modified December 1, 1994 (the "Amended Plan"), in respect of Case Nos. 94-20786-RAE and 94-20787-RAE. The effective date of the Amended Plan (the "Effective Date") is scheduled for December 14, 1994 at which time the transactions contemplated by the Amended Plan described below are to be consummated and the Amended Plan shall became effective.

1.  Merger

     Pursuant to the Amended Plan on the Effective Date, Holdings and Bucyrus shall enter into an Agreement and Plan of Merger (the "Merger Agreement") and, pursuant to the Merger Agreement, Bucyrus shall file a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Merger, Holdings will be merged with and into Bucyrus (the survivor of such merger is referred to as the "Reorganized Company").

2.  Restructuring of Holdings' and Bucyrus' Unsecured Debt
Securities and Holdings' Equity Securities

     The Amended Plan provides for the Reorganized Company to issue on the Effective Date 10,170,413 shares of its common stock, par value $.01 per share ("New Common Stock"), of which 10,000,000 shares will, except as otherwise provided in the Plan, be issued to holders of Holdings' and Bucyrus' unsecured debt securities and Holdings' equity securities in exchange for their unsecured debt securities and equity securities (the "Exchange") as described below:

For each $1,000
 Principal Amount of:         The Holder Will Receive:

10% Senior Notes (interest
  rate reset to 16% as of
  1/1/93) due 1996 of
  Bucyrus . . . . . . . . .   67.1374 shares of New Common Stock
Resettable Senior Notes
  due 1996 of Bucyrus . . .   67.62005 shares of New Common Stock
9% Sinking Fund Debentures
  due 1999 of Bucyrus . . .   63.0427 shares of New Common Stock
Series A 12-1/2% Senior
  Debentures due 2002
  of Holdings . . . . . . .   17.4228 shares of New Common Stock

For each Share of:            The Holder Will Receive:

Series A 12-1/2% Cumulative
  Exchangeable Preferred
  Stock, par value $.01 per
  share, of Holdings. . . .   0.066477 shares of New Common Stock
Series B Convertible
  Preferred Stock, par
  value $.01 per share,
  of Holdings . . . . . . .   0.005153 shares of New Common Stock
Class C Common Stock, par
  value $.01 per share,
  of Holdings . . . . . . .   0.005153 shares of New Common Stock
Class D Common Stock, par
  value $.01 per share,
  of Holdings . . . . . . .   0.005153 shares of New Common Stock


Fractional shares of New Common Stock resulting from the Exchange will not be issued. Pursuant to the Amended Plan, the exchange agent performing the Exchange will on or as soon as practicable after the Effective Date aggregate and sell all fractional shares of New Common Stock and pay the net proceeds from such sale pro rata to each holder otherwise entitled to receive fractional shares of New Common Stock.

     The holders of Holdings' and Bucyrus' unsecured debt securities and Holdings' equity securities may exchange such securities for shares of New Common Stock pursuant to the provisions of the Amended Plan at any time prior to December 14, 1999.

     On the Effective Date all outstanding stock options granted by Holdings under the B-E Holdings, Inc. 1988 Stock Option Plan that had not been exercised on or prior to the Effective Date shall be cancelled pursuant to the Amended Plan and the Merger Agreement.

     On the Effective Date, the Reorganized Company shall also issue 170,413 shares of New Common Stock and pay $350,000 in cash to Bell Helicopter Textron Inc. ("Bell Helicopter") in settlement of Bell Helicopter's claims against Bucyrus and an inactive subsidiary of Bucyrus asserted in a civil action in the District Court of Tarrant County, Texas.

     Following consummation of the transactions contemplated by the Amended Plan, it is anticipated that Jackson National Life Insurance Company ("JNL") shall beneficially own 4,057,203 shares of New Common Stock, representing approximately 39.9% of the shares of New Common Stock to be issued pursuant to the Amended Plan.

3.  Description of the New Common Stock

     There is currently no existing market for the New Common Stock, and there can be no assurance that a trading market for the New Common Stock will develop. Accordingly, no assurance can be given as to the liquidity of the market for such shares or the price at which any sales may occur. Following the Effective Date, the Reorganized Company intends to seek to list the New Common Stock on the National Association of Securities Dealers Automated Quotations SmallCap Market. Although the Reorganized Company will use its best efforts to have the New Common Stock so listed, there can be no assurance that such listing will be obtained or, if such listing is obtained, as to the liquidity of the market for the New Common Stock, as to whether an active trading market will develop or as to the prices at which any sales thereof may occur.

     The Reorganized Company shall be authorized by the Restated Charter (as defined below) to issue 20,000,000 shares of New Common Stock. The Restated Charter shall prohibit the issuance of nonvoting equity securities to the extent required by Section 1123(a)(6) of the Bankruptcy Code.

     Holders of New Common Stock are entitled to receive dividends as, when and if declared by the board of directors of the Reorganized Company (the "Board of Directors") from funds available therefor. As of the Effective Date, however, the terms and conditions of the Bank One Credit Agreement (as defined below), shall restrict the payment of dividends to stockholders. In the event of a liquidation, dissolution or winding up of the Reorganized Company, the holders of New Common Stock are entitled to share ratably in all of the assets of the Reorganized Company available for distribution to its stockholders.

     Holders of New Common Stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders, including elections of directors, and, except as required by law, the holders of New Common Stock exclusively possess all voting power. Because holders of New Common Stock do not have cumulative voting rights, the holders of a simple majority of the voting power at a meeting for the election of directors may elect all of the directors being elected at such meeting (and the remaining stockholders will be unable to elect any directors). The members of the initial Board of Directors as of the Effective Date have been selected pursuant to the Amended Plan (see "Description of Certain Provisions of the Amended Plan and the Reorganized Company's Organizational Documents" below).

     All certificates for shares of New Common Stock issued prior to the annual meeting of the stockholders of the Reorganized Company to be held in 1996 (the "1996 Annual Meeting"), including all certificates for shares of New Common Stock issued or to be issued pursuant to the Amended Plan, shall bear the following statement:

     "The shares of Common Stock represented by this stock certificate are issued pursuant to the Second Amended Joint Plan of Reorganization of B-E Holdings, Inc. and Bucyrus-Erie Company, as modified December 1, 1994, and as confirmed by the United States Bankruptcy Court, Eastern District of Wisconsin (the "Plan"). Pursuant to the Plan all holders of shares of Common Stock and their Transferees (as defined in the Plan) have irrevocably agreed to cause the shares of Common Stock beneficially owned by such holder or Transferee to be voted for the election of each of the Original Directors (as defined in the Plan), as directors of the Corporation at the annual meeting of stockholders of the Corporation to be held in 1996 (the "1996 Annual Meeting") for a one-year term ending on the date of the annual meeting of stockholders of the Corporation to be held in 1997 and until their successors have been duly elected or appointed and qualified. In addition, any Transfer (as defined in the Plan) of any shares of Common Stock at any time prior to the 1996 Annual Meeting shall be made subject to the above-described irrevocable agreement to vote such shares of Common Stock for the election of each of the Original Directors at the 1996 Annual Meeting."

See "Description of Certain Provisions of the Amended Plan and the Reorganized Company's Organizational Documents" below.

4.  New South Street Notes

     Pursuant to the Amended Plan, the Reorganized Company shall on the Effective Date exchange its Secured Notes due 1999 (the "New South Street Notes") for the Series A 10.65% Senior Secured Notes due July 1, 1995 of Bucyrus, Series B 16.5% Senior Secured Notes due January 1, 1996 of Bucyrus and obligations of Bucyrus under its sale and leaseback financing arrangement. Interest shall accrue on the New South Street Notes from the Effective Date until the first anniversary of the Effective Date at a rate of 10.5% per annum payable in cash or in kind, and thereafter interest shall accrue at 10.5% per annum, if interest is paid in cash, or 13.0% per annum, if interest is paid in kind; provided that the Reorganized Company is generally permitted to make payments of accrued interest on the New South Street Notes in kind rather than in cash at the discretion of the Reorganized Company during the entire five-year term of the New South Street Notes. The New South Street Notes shall be secured by a second priority lien and security interest on substantially all of the Reorganized Company's property (other than real estate), subject only to the security interest to be granted to Bank One (as defined below) which shall secure extensions of credit in an amount not to exceed $15,000,000.

5.  Bank One Credit Agreement

     Pursuant to the Amended Plan, the Reorganized Company shall on the Effective Date enter into a Credit Agreement (the "Bank One Credit Agreement"), with Bank One, Milwaukee, National Association ("Bank One"). Under the Bank One Credit Agreement, Bank One will extend to the Reorganized Company a credit facility for working capital and general corporate purposes and a letter of credit facility in an aggregate principal amount not to exceed $15,000,000. The Reorganized Company's payment obligations under the Bank One Credit Agreement will be secured by a first priority lien and security interest on substantially all of the Reorganized Company's property (other than real estate).

6.  Description of Certain Provisions of the Amended Plan and the
Reorganized Company's Organizational Documents

     Pursuant to the Amended Plan and the Merger Agreement, the Reorganized Company shall on the Effective Date amend and restate its certificate of incorporation (the "Restated Charter") and its bylaws (the "Restated Bylaws"). Among other things, the Restated Charter and Restated Bylaws provide for an initial board of directors consisting of seven directors (hereinafter referred to, together with their respective successors, if any, elected in the manner specified in Section 4.7(B) of the Restated Bylaws described below, the "Original Directors"). Pursuant to the Amended Plan, the persons listed below were selected to serve as members of the Board of Directors commencing as of the Effective
Date: Phillip W. Mork, the President of Bucyrus, was selected by Bucyrus' current board of directors (the "Bucyrus Director");
C. Scott Bartlett, Jr., George A. Poole, Jr. and Skip Victor (the "Committee Directors") were selected by the statutory creditors committee of unsecured creditors appointed pursuant to Section 1102 of the Bankruptcy Code (the "Creditors Committee"); and Joseph J. Radecki, Jr., F. John Stark, III and Russell W. Swansen were selected by JNL (the "JNL Directors"). The Restated Charter and Restated Bylaws further provide that each Original Director shall serve from and after the Effective Date until the 1996 Annual Meeting and, pursuant to the provisions of Section 5.04(c) of the Amended Plan described below, from and after the 1996 Annual Meeting until the Reorganized Company's annual meeting of stockholders to be held in 1997 (the "1997 Annual Meeting"), and until their successors have been duly elected and qualified. The first annual meeting of stockholders of the Reorganized Company following the Effective Date shall be held in 1996 following completion of the Reorganized Company's 1995 fiscal year.

      Pursuant to Section 5.04(c) of the Amended Plan, all holders of Holdings' and Bucyrus' unsecured debt securities and Holdings' equity securities who have accepted the Amended Plan by ballot or master ballot and all holders of Holdings' and Bucyrus' unsecured debt securities and Holdings' equity securities who are entitled to receive shares of New Common Stock pursuant to the Amended Plan shall be deemed as of the Effective Date to have irrevocably agreed without any further action:

          (i) to cause the shares of New Common Stock received pursuant to the Amended Plan and all other shares of New Common Stock beneficially owned by any such holder following the Effective Date to be voted for the election of each of the Original Directors as directors of the Reorganized Company at the 1996 Annual Meeting for a one-year term ending on the date of the 1997 Annual Meeting and until their successors have been duly elected and qualified; and

          (ii) that any sale, transfer or other disposition, whether voluntary or involuntary, by operation of law or otherwise of any shares of New Common Stock at any time prior to the 1996 Annual Meeting (a "Transfer"; and any person to whom any shares of New Common Stock are Transferred is referred to as a "Transferee") shall be made subject to the irrevocable agreement to vote such shares of New Common Stock for the election of each of the Original Directors at the 1996 Annual Meeting.

Under Section 5.04(c) of the Amended Plan, the irrevocable voting agreement described in (i) above is binding upon all Transferees. Any amendment or modification of Section 5.04 at any time prior to the 1997 Annual Meeting is prohibited. In accordance with
Section 5.04 of the Amended Plan, certain provisions of the Restated Charter (Articles V(A), VII(A), VII(C) and IX) and the Restated Bylaws (Sections 3.9, 4.2, 4.7(B) and 4.9) relating to the election, number, tenure, qualifications and removal of and vacancies with respect to the Board of Directors shall not be amended or modified at any time prior to the 1997 Annual Meeting.

     Section 4.7(B) of the Restated Bylaws provides that if prior to the 1997 Annual Meeting, a vacancy in the Board of Directors resulting from the death, resignation, retirement or removal for cause (an "Original Director Vacancy Event") of an Original Director occurs, then if such Original Director is (i) the Bucyrus Director, the Board of Directors shall appoint an officer of the Reorganized Company who served in such capacity prior to the Effective Date or, in the absence of any such person, an officer of the Reorganized Company then serving in such capacity;
(ii) a JNL Director, the remaining JNL Directors (or their successors) shall appoint the successor to such JNL Director, provided, however, if an Original Director Vacancy Event occurs in respect of (x) all JNL Directors or (y) the remaining JNL Director prior to the appointment of a successor to the other JNL Director, then, if at the time the Original Director Vacancy Event described in (x) or (y) occurs, JNL owns (1) 30% or more of the then issued and outstanding shares of New Common Stock, the President of JNL shall appoint successors to such JNL Directors or (2) less than 30% of the then issued and outstanding shares of New Common Stock, a majority of the remaining Original Directors shall appoint successors to such JNL Directors; or (iii) a Committee Director, the remaining Committee Directors (or their successors) shall appoint the successor to such Committee Director, provided, however, if an Original Director Vacancy Event occurs in respect of (x) all Committee Directors or (y) the remaining Committee Director prior to the appointment of a successor to the other Committee Director, a majority of the remaining Original Directors shall appoint successors to such Committee Directors.

     Article VII(A) of the Restated Charter provides that except as provided in the Restated Bylaws in effect immediately after the Effective Date, the size of the Board of Directors, which shall be fixed at seven members, shall not be increased or decreased prior to the 1997 Annual Meeting. Section 4.2 of the Restated Bylaws provides that prior to the 1997 Annual Meeting the Board of Directors may be increased to more than seven members if a resolution authorizing such increase is passed at a meeting of the Reorganized Company's Board of Directors by a resolution adopted by (i) not less than two-thirds of the number of directors fixed from time to time by the Restated Bylaws or
(ii) a majority of the Board of Directors in connection with any transaction involving the Reorganized Company that requires approval of the stockholders of the Reorganized Company under the General Corporation Law of the State of Delaware (the "DGCL") and that is approved at such meeting, provided that in either case notice of the proposed change was given in a notice provided no less than 24 hours prior to the meeting of the Board of Directors.

     Section 5.04(f) of the Amended Plan prohibits JNL from taking any action, or causing any Affiliate (as defined in the Bankruptcy Code) thereof to take any action, to remove any Original Director other than a JNL Director (or any successor to a JNL Director) prior to the 1997 Annual Meeting, provided that such prohibition shall not apply to any action by JNL or any Affiliate thereof to remove any director of the Reorganized Company (i) for any reason at any time when JNL or any Affiliates thereof in the aggregate (x) beneficially own less than 25% of all of the outstanding shares of New Common Stock or (y) do not constitute the largest beneficial owner of New Common Stock or
(ii) for cause.

7.  Anti-Takeover Effects of Provisions of the Restated Bylaws

     Stockholder Action. The Restated Bylaws provide that stockholder action may be taken only at an annual meeting or at a special meeting of stockholders called by (i) the Chairman of the Board (the "Chairman"), (ii) the Board of Directors pursuant to a written request signed by not less than three directors and delivered to the Secretary or (iii) the President or the Secretary upon the written request of stockholders who together own of record a majority of the outstanding stock of all classes entitled to vote at such meeting. Stockholders are not otherwise permitted to call a special meeting of stockholders or to require that the Board of Directors call such a special meeting. This may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called in the manner described in (i), (ii) or (iii) above.

     Advance Notice Proceedings. The Restated Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of stockholders of the Reorganized Company (the "Stockholder Notice Procedure"). The Stockholder Notice Procedure provides that only persons who are nominated (i) pursuant to the Reorganized Company's notice of meeting delivered pursuant to the Restated Bylaws, (ii) by or at the direction of the Chairman, (iii) pursuant to a written request signed by not less than three directors and delivered to the Secretary or (iv) by a stockholder who has given timely written notice to the Secretary at the principal executive offices of the Reorganized Company prior to the meeting at which directors are to be elected, will be eligible for election as directors of the Reorganized Company. The Stockholder Notice Procedure also provides that at an annual meeting only such business may be conducted as has been brought before the meeting
(i) pursuant to the Reorganized Company's notice of meeting delivered pursuant to the Restated Bylaws, (ii) by or at the direction of the Chairman, (iii) pursuant to a written request signed by not less than three directors and delivered to the Secretary or (iv) by a stockholder who has given timely written notice to the Reorganized Company of such stockholder's intention to bring such business before such meeting. Under the Stockholder Notice Procedure, for notice of stockholder nominations to be made at an annual meeting to be timely, such notice must be received by the Reorganized Company not less than 70 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting (or if the date of the annual meeting is advanced by more than 20 days or delayed by more than 70 days from such anniversary date, not earlier than the 90th day prior to such meeting and not later than the close of business on the later of (x) the 70th day prior to such meeting or (y) the 10th day after public announcement of the date of such meeting is first made). Notwithstanding the foregoing, in the event that the number of directors to be elected is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Reorganized Company at least 80 days prior the first anniversary of the preceding year's annual meeting, a stockholder's notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Reorganized Company not later than the close of business on the 10th day after such public announcement is first made by the Reorganized Company. Under the Stockholder Notice Procedure, for notice of a stockholder nomination to be made at a special meeting at which directors are to be elected to be timely, such notice must be received by the Reorganized Company not earlier than the 90th day before such meeting and not later than the close of business on the later of
(x) the 70th day prior to such meeting or (y) the 10th day after the public announcement of the date of such meeting is first made. In addition, under the Stockholder Notice Procedure, a stockholder's notice to the Reorganized Company proposing to nominate a person for election as a director or relating to the conduct of business other than the nomination of directors must contain certain specified information. If the chairman of a meeting determines that a person was not nominated, or other business was not brought before the meeting, in accordance with the Stockholder Notice Procedure, such person will not be eligible for election as a director, or such business will not be conducted at such meeting, as the case may be.

     See also "Description of Certain Provisions of the Amended
Plan and the Reorganized Company's Organizational Documents" above.

8.  Delaware Anti-Takeover Law

     The Reorganized Company is subject to the provisions of
section 203 (the "Delaware anti-takeover law") of the DGCL.
Under the Delaware anti-takeover law, certain "business combinations" between a Delaware corporation, whose stock generally is publicly traded or held of record by more than 2,000 stockholders, and an "interested stockholder" are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless, among other conditions,
(i) the corporation has expressly elected in its certificate of incorporation not to be governed by the Delaware anti-takeover law, (ii) the business combination was approved by the board of directors of the corporation before the other party to the business combination became an interested stockholder, (iii) upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender stock held by the plan) or (iv) the business combination was approved by the board of directors of the corporation and ratified by 66-2/3% of the voting stock which the interested stockholder did not own. The three-year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors. The term "business combination" is defined broadly to include mergers or consolidations between a Delaware corporation and an "interested stockholder", transactions with an "interested stockholder" involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder's percentage ownership of stock. The term "interested stockholder" is defined generally as any person who becomes the beneficial owner of 15% or more of a Delaware corporation's voting stock. Under certain circumstances, the Delaware anti-takeover law makes it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder. The Restated Charter does not exclude the Reorganized Company from the restrictions imposed under the Delaware anti-takeover law. The provisions of the Delaware anti-takeover law may encourage companies interested in acquiring the Reorganized Company to negotiate in advance with the Board of Directors, since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the stockholder becoming an interested stockholder. Such provisions also may have the effect of preventing changes in the management of the Reorganized Company. It is possible that such provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests and could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to the Reorganized Company and, accordingly, may discourage attempts to acquire the Reorganized Company.

     Pursuant to Section 203 of the DGCL, together with Section
303 of the DGCL, JNL shall be deemed not to be an "interested stockholder" under the Delaware anti-takeover law.

9.  Releases under the Amended Plan

     The releases contained in the Amended Plan do not release any claim (as defined in Section 101(5) of the Bankruptcy Code), action, cause of action, suit, debt, due, sum of money, account, reckoning, board, bill, specialty, covenant, contract, controversy, agreement, promise, variance, trespass, damage or judgment, whether known or unknown and whether asserted or unasserted ("Cause of Action") which Holdings, Bucyrus or the Reorganized Company may have against Goldman, Sachs & Co., its affiliate, Broad Street Investment Fund I, L.P., South Street Corporate Recovery Fund I, L.P., South Street Leveraged Corporate Recovery Fund, L.P., South Street Corporate Recovery Fund I (International), L.P., Greycliff Partners, Ltd. or any of their respective successors, predecessors and other related parties (the "Non-Released Parties"). Pursuant to Section 9.06 of the Amended Plan, JNL, by having entered into an Indemnification Agreement, dated as of November 30, 1994, with Holdings and Bucyrus, with the consent of the Creditors Committee, has the exclusive right and authority, in its sole discretion, to pursue as a representative of Holdings' and Bucyrus' bankruptcy estates any claims, rights or Causes of Action of Holdings or Bucyrus against a Non-Released Party. Any recovery of cash or property obtained by or on behalf of the Reorganized Company with respect to any Cause of Action against a Non-Released Party which arose prior to February 18, 1994 shall constitute a distribution on JNL's claim as the holder of the Resettable Senior Notes due 1996 of Bucyrus. JNL is required to pay all the costs and expenses of pursuing such matters.

10.  Additional Information

     Additional information regarding the terms of the Amended
Plan has been previously reported in Bucyrus' Quarterly Report on Form 10-Q for the quarter ended September 30, 1994.

Item 7.  Financial Statements and Exhibits

     (c)  Exhibits:

          2.1  Second Amended Joint Plan of Reorganization of B-E
               Holdings, Inc. and Bucyrus-Erie Company under chapter 11 of the Bankruptcy Code, as modified
               December 1, 1994, including Exhibits.

          2.2 Order dated December 1, 1994 of the U.S. Bankruptcy Court, Eastern District of Wisconsin, confirming the Second Amended Joint Plan of Reorganization of B-E Holdings, Inc. and Bucyrus-Erie Company under chapter 11 of the Bankruptcy Code as modified December 1, 1994.

          99.1 Press Release, dated December 2, 1994, of B-E
               Holdings, Inc. and Bucyrus-Erie Company announcing confirmation of the Second Amended Joint Plan of Reorganization.

                                SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     BUCYRUS-ERIE COMPANY
                                         (Registrant)



                                   By:  /s/ WILLIAM B. WINTER

                                       Name:  William B. Winter
                                       Title: Chairman



Date:  December 13, 1994

                           BUCYRUS-ERIE COMPANY
                               EXHIBIT INDEX
                                    TO
                        CURRENT REPORT ON FORM 8-K


                              Incorporated            Sequential
Exhibit                        Herein By     Filed       Page
Number       Description       Reference    Herewith    Number


 2.1   Second Amended Joint                     X
       Plan of Reorganization
       of B-E Holdings, Inc.
       and Bucyrus-Erie Company
       under chapter 11 of the
       Bankruptcy Code, as
       modified December 1,
       1994, including Exhibits.

 2.2   Order dated December 1,                  X
       1994 of the U.S. Bankruptcy
       Court, Eastern District
       of Wisconsin, confirming
       the Second Amended Joint
       Plan of Reorganization of
       B-E Holdings, Inc. and
       Bucyrus-Erie Company under
       chapter 11 of the Bankruptcy
       Code as modified December 1,
       1994.

99.1   Press Release, dated                     X
       December 2, 1994, of B-E
       Holdings, Inc. and Bucyrus-
       Erie Company announcing
       confirmation of the Second
       Amended Joint Plan of
       Reorganization.

                      UNITED STATES BANKRUPTCY COURT
                       EASTERN DISTRICT OF WISCONSIN

- - ------------------------------x

In re                         :         Chapter 11 Case
                                        Nos. 94-20786-RAE
B-E HOLDINGS, INC.  and       :              94-20787-RAE
BUCYRUS-ERIE COMPANY,
                              :         Jointly Administered
        Debtors.
                              :
- - ------------------------------x





                SECOND AMENDED JOINT PLAN OF REORGANIZATION
              OF B-E HOLDINGS, INC. AND BUCYRUS-ERIE COMPANY
                  UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                       AS MODIFIED DECEMBER 1, 1994









MILBANK, TWEED, HADLEY & McCLOY
John G. Gellene
1 Chase Manhattan Plaza
New York, New York  10005
(212) 530-5000

HOWARD, SOLOCHEK & WEBER, S.C.
Albert Solochek
324 East Wisconsin Avenue
Milwaukee, Wisconsin  53202
(414) 272-0760

                         TABLE OF CONTENTS


ARTICLE I

DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE II

TREATMENT OF ADMINISTRATIVE AND PRIORITY TAX CLAIMS . . . . .  10
  A.  Administrative Claims . . . . . . . . . . . . . . . . .  10
  B.  Priority Tax Claims . . . . . . . . . . . . . . . . . .  10

ARTICLE III

CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND EQUITY
INTERESTS . . . . . . . . . . . . . . . . . . . . . . . . . .  10
  A.  Summary . . . . . . . . . . . . . . . . . . . . . . . .  10
  B.  Classification and Treatment. . . . . . . . . . . . . .  11
  C.  Rights of Debtors Concerning Unimpaired Claims. . . . .  17
  D.  Automatic Amendment to Plan Upon Rejection
        of Plan by Class 9. . . . . . . . . . . . . . . . . .  17

ARTICLE IV

ACCEPTANCE OR REJECTION OF THE PLAN . . . . . . . . . . . . .  17
  A.  Voting Classes. . . . . . . . . . . . . . . . . . . . .  17
  B.  Acceptance by Impaired Classes. . . . . . . . . . . . .  18
  C.  Presumed Acceptance of Plan . . . . . . . . . . . . . .  18
  D.  Confirmation Without Acceptance by All Impaired
        Classes . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE V

MEANS FOR IMPLEMENTATION OF THE PLAN. . . . . . . . . . . . .  18
  A.  Continued Corporate Existence and Vesting of Assets
        in the Reorganized Debtor . . . . . . . . . . . . . .  18
  B.  Transactions on the Effective Date. . . . . . . . . . .  18
  C.  Corporate Governance, Directors and Officers
        and Corporate Action. . . . . . . . . . . . . . . . .  19
  D.  Professional Fee Claims . . . . . . . . . . . . . . . .  21
  E.  Sources of Cash for Plan Distribution . . . . . . . . .  21

ARTICLE VI

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES . . . .  22
  A.  Assumption of Executory Contracts and Unexpired
        Leases. . . . . . . . . . . . . . . . . . . . . . . .  22
  B.  Claims Based on Rejection of Executory Contracts or
        Unexpired Leases. . . . . . . . . . . . . . . . . . .  22
  C.  Cure of Defaults for Executory Contracts and
        Unexpired Leases Assumed. . . . . . . . . . . . . . .  22
  D.  Indemnification of Directors, Officers and Employees. .  22
  E.  Compensation and Benefit Programs . . . . . . . . . . .  23

                                                             Page
ARTICLE VII

PROVISIONS GOVERNING DISTRIBUTIONS. . . . . . . . . . . . . .  23
  A.  Distributions for Claims Allowed as of the
        Effective Date. . . . . . . . . . . . . . . . . . . .  23
  B.  Distributions by Disbursing Agents. . . . . . . . . . .  23
  C.  Delivery and Distributions and Undeliverable or
        Unclaimed Distributions . . . . . . . . . . . . . . .  24
  D.  Distribution Record Date. . . . . . . . . . . . . . . .  24
  E.  Timing and Calculation of Amounts to be Distributed . .  25
  F.  Distribution and Fractional Securities. . . . . . . . .  25
  G.  Setoffs . . . . . . . . . . . . . . . . . . . . . . . .  25
  H.  Surrender of Canceled Instruments or Securities . . . .  25
  I.  Impaired Debt Securities. . . . . . . . . . . . . . . .  25
  J.  Holdings Stock Certificates . . . . . . . . . . . . . .  26
  K.  Failure to Surrender Canceled Impaired Debt Securities
        or Canceled Holdings Stock Certificates . . . . . . .  26
  L.  Lost, Stolen, Mutilated or Destroyed Impaired Debt
        Securities or Stock Certificates. . . . . . . . . . .  26
  M.  Cancellation of Existing Indentures and Bucyrus
        South Street Lease. . . . . . . . . . . . . . . . . .  26
  N.  Release of Indenture Trustee Charging Liens . . . . . .  27
  O.  Allocation of Distributions to Holders of Allowed
        Claims. . . . . . . . . . . . . . . . . . . . . . . .  27

ARTICLE VIII

PROCEDURES FOR RESOLVING DISPUTED CLAIMS. . . . . . . . . . .  27
  A.  Prosecution of Objections to Claims . . . . . . . . . .  27
  B.  Estimation of Claims. . . . . . . . . . . . . . . . . .  27
  C.  Payments and Distributions on Disputed Claims . . . . .  28

ARTICLE IX

RELEASE AND RELATED PROVISIONS. . . . . . . . . . . . . . . .  28
  A.  Subordination . . . . . . . . . . . . . . . . . . . . .  28
  B.  Limited Release of Directors, Officers and Employees. .  28
  C.  Release in Respect of Becor Transactions and Certain
        Other Matters . . . . . . . . . . . . . . . . . . . .  29
  D.  Preservation of Rights of Action. . . . . . . . . . . .  29

ARTICLE X

REGISTRATION AND RELATED RIGHTS . . . . . . . . . . . . . . .  30

ARTICLE XI

CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION
OF THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . .  31
  A.  Conditions Precedent to Confirmation. . . . . . . . . .  31
  B.  Conditions Precedent to Consummation. . . . . . . . . .  31
  C.  Waiver of Conditions. . . . . . . . . . . . . . . . . .  31

                                                             Page
ARTICLE XII

RETENTION OF JURISDICTION . . . . . . . . . . . . . . . . . .  31

ARTICLE XIII

MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . . . . .  32
  A.  Dissolution of Committee. . . . . . . . . . . . . . . .  32
  B.  Payment of Statutory Fees . . . . . . . . . . . . . . .  32
  C.  No Interest . . . . . . . . . . . . . . . . . . . . . .  32
  D.  Discharge of Debtors. . . . . . . . . . . . . . . . . .  32
  E.  Injunction. . . . . . . . . . . . . . . . . . . . . . .  33
  F.  Modification of Plan. . . . . . . . . . . . . . . . . .  34
  G.  Revocation of Plan. . . . . . . . . . . . . . . . . . .  34
  H.  Rules of Interpretation . . . . . . . . . . . . . . . .  34
  I.  Computation of Time . . . . . . . . . . . . . . . . . .  34
  J.  Governing Law . . . . . . . . . . . . . . . . . . . . .  34
  K.  Severability. . . . . . . . . . . . . . . . . . . . . .  34
  L.  Successors and Assigns. . . . . . . . . . . . . . . . .  36

                                 EXHIBITS

A  -  Amended Bylaws

B  -  Amended Certificate of Incorporation

C  -  Summary of New Bucyrus Registration Rights Agreement

D  -  New South Street Term Sheet

E  -  Merger Agreement

                      UNITED STATES BANKRUPTCY COURT
                       EASTERN DISTRICT OF WISCONSIN

- - ------------------------------x

In re                         :         Chapter 11 Case
                                        Nos. 94-20786-RAE
B-E HOLDINGS, INC.  and       :              94-20787-RAE
BUCYRUS-ERIE COMPANY,
                              :         Jointly Administered
        Debtors.
                              :
- - ------------------------------x





                SECOND AMENDED JOINT PLAN OF REORGANIZATION
              OF B-E HOLDINGS, INC. AND BUCYRUS-ERIE COMPANY
                  UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                       AS MODIFIED DECEMBER 1, 1994


     B-E Holdings, Inc. and Bucyrus-Erie Company hereby propose the following Second Amended Joint Plan of Reorganization pursuant to section 1121(a) of the Bankruptcy Code.


                                 ARTICLE I

                                DEFINITIONS

     As used in the Plan the following terms shall have the meanings specified below:

     1.001. "Administrative Claim" means a Claim for costs and expenses of administration allowed under section 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including:

             (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estate and operating the business of a Debtor (such as wages, salaries or commissions for services and payments for goods and other services and leased premises), any indebtedness or obligations incurred or assumed by the Debtors or the Debtors in Possession in connection with the conduct of their businesses or for the acquisition or lease of property or for the procurement of services, including, without limitation, obligations for borrowings under the Post-Petition Financing Agreement, any costs and expenses of the Debtors for the management, preservation, sale or other disposition of any assets, the administration, prosecution or defense of claims by or against the Debtors and for distributions under the Plan, and shall also include the Claims for Indenture Trustees for fees and expenses to the extent contemplated by Section 7.19 of the Plan;

             (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under section 330(a) or 331 of the Bankruptcy Code; and

             (c) all fees and charges assessed against the Estate of a Debtor under chapter 123 of title 28, United
     States Code, 28 U.S.C. Sections 1911-1930.

     1.002. "Allowed Claim" or "Allowed Unsecured Claim" means for the purpose of receiving distributions or other treatment pursuant to the Plan, but subject in all events to the provisions of Section 3.22:

             (a) a Claim that has been scheduled by a Debtor in its schedule of liabilities as other than disputed, contingent or unliquidated and as to which a Debtor or other party in interest has not Filed an objection by the Effective Date;

             (b) a Claim that either is not a Disputed Claim or has been allowed by a Final Order;

             (c) a Claim that is allowed: (i) in any stipulation of amount and nature of Claim executed prior to the Confirmation Date and approved by the Bankruptcy Court; (ii) in any stipulation with a Debtor of amount and nature of Claim executed on or after the Confirmation Date; or (iii) in any contract, instrument, indenture or other agreement entered into or assumed in connection with the Plan;

             (d) a Claim relating to a rejected executory contract or unexpired lease that either (i) is not a Disputed Claim or (ii) has been allowed by a Final Order, in either case only if a proof of Claim has been Filed by the Bar Date or has otherwise been deemed timely Filed under applicable law; or

             (e) a Claim that is allowed pursuant to the terms of this Plan.

     1.003. "Allowed Equity Interest" means an Equity Interest in Holdings Stock: (a) as of the Distribution Record Date as registered in the stock register that is maintained by or on behalf of Holdings and (b) (i) is not a Disputed Equity Interest or (ii) has been allowed by a Final Order.

     1.004. "Allowed . . . Claim" means an Allowed Claim in the particular Class or category described.

     1.005.  "Amended Bylaws" means the Restated Bylaws of the
Reorganized Debtor, which shall be substantially in the form set forth in Exhibit A.

     1.006. "Amended Certificate of Incorporation" means the Restated Certificate of Incorporation of the Reorganized Debtor, to be filed pursuant to the Merger Agreement as described in
Section 5.03 of the Plan, which shall be substantially in the form of Exhibit B.

     1.007. "Ballots" means the ballots accompanying the Disclosure Statement upon which Holders of Impaired Claims and
Impaired Equity Interests shall indicate their acceptance or rejection of the Plan in accordance with the Voting Instructions.

     1.008.  "Bankruptcy Code" means title 11 of the United
States Code, as now in effect or hereafter amended.

     1.009.  "Bankruptcy Court" means the United States
Bankruptcy Court having jurisdiction over the Chapter 11 Cases.

     1.010.  "Bankruptcy Rules" means the Federal Rules of
Bankruptcy Procedure, as amended from time to time, as applicable to the Chapter 11 Cases, promulgated under 28 U.S.C. Section 2075 and the General and Local Rules, if any, of the Bankruptcy Court.

     1.011. "Bar Date" means the bar date for Filing of proofs of claim with respect to executory contracts and unexpired leases which are rejected pursuant to this Plan or otherwise pursuant to section 365 of the Bankruptcy Code.

     1.012. "Becor Transactions" means the acquisition by Holdings of Becor Western, Inc. pursuant to the Agreement and Plan of Merger dated as of July 28, 1987, as amended, the exchange offer of Bucyrus 10% Senior Notes consummated on January 28, 1989, the issuance of Bucyrus Resettable Senior Notes, the issuance of Bucyrus South Street Notes, consummation of the Bucyrus South Street Lease and certain other related transactions.

     1.013.  "Bell Helicopter" means Bell Helicopter Textron
Inc.

     1.014. "Bell Helicopter Claim" means the claims of Bell Helicopter asserted in or related to the civil action captioned Bell Helicopter Textron Inc. v. Brad Foote Gear Works, Inc., BWC Gear, Inc., and Bucyrus-Erie Company pending in the District Court of Tarrant County, Texas, 348th Judicial District.

     1.015. "Beneficial Holder" means the entity holding the beneficial interest in a Claim or Equity Interest.

     1.016.  "Broad Street Fund" means Broad Street Investment
Fund I, L.P.

     1.017. "Bucyrus" means Bucyrus-Erie Company, a Delaware corporation.

     1.018.  "Bucyrus 10% Senior Notes" means the 10% Senior
Notes due 1996 of Bucyrus issued under the Bucyrus 10% Senior
Note Indenture.

     1.019.  "Bucyrus 10% Senior Note Indenture" means the
Indenture dated as of January 28, 1989, between Bucyrus and First
Wisconsin Trust Company, now known as Firstar Trust Company, as trustee.

     1.020. "Bucyrus Common Stock" means the common stock, par value $.01 per share, of Bucyrus.

     1.021. "Bucyrus General Unsecured Claims" means, collectively, all unsecured Claims against Bucyrus, including Trade Claims, but excluding claims of Holders of Bucyrus 10% Senior Notes, Bucyrus Sinking Fund Debentures, Bucyrus Resettable Senior Notes, Bucyrus South Street Notes and Bucyrus South Street Lease Claims.

     1.022.  "Bucyrus Lease Trustee" means State Street Bank and
Trust Company of Connecticut, National Association, as trustee under the Trust Agreement dated as of July 24, 1992 establishing the SS Equipment Trust No. 1.

     1.023.  "Bucyrus Priority Claims" means any Claims against
Bucyrus accorded the priority and right of payment under section
507(a) of the Bankruptcy Code, other than a Priority Tax Claim or on Administrative Claim.

     1.024.  "Bucyrus Resettable Senior Notes" means the
Resettable Senior Notes due January 1, 1996 of Bucyrus issued under the Bucyrus Resettable Senior Note Indenture.

     1.025. "Bucyrus Resettable Senior Note Indenture" means the Indenture dated as of June 25, 1990, between Bucyrus and First Wisconsin Trust Company, as trustee, under which First
Trust, National Association acts as successor trustee.

     1.026.  "Bucyrus Secured Claims" means, collectively, all
Allowed Secured Claims against Bucyrus held by any entity other than the South Street Claims.

     1.027.  "Bucyrus Sinking Fund Debentures" means the 9%
Sinking Fund Debentures due 1999 of Bucyrus issued under the Bucyrus Sinking Fund Debenture Indenture.

     1.028. "Bucyrus Sinking Fund Debenture Indenture" means the Indenture dated as of June 1, 1974 between Bucyrus and Chemical Bank as successor by merger to Manufacturers Hanover
Trust Company, as trustee.

     1.029.  "Bucyrus South Street Lease" means, collectively,
(i) the Participation Agreement dated as of July 24, 1992 among Bucyrus, Holdings, the South Street Funds and the Bucyrus Lease Trustee, (ii) the Purchase Agreement and Assignment dated as of July 24, 1992 between Bucyrus and the Bucyrus Lease Trustee,
(iii) the Bill of Sale between Bucyrus and the Bucyrus Lease Trustee dated July 24, 1992, and (iv) the Lease and Agreement dated as of July 24, 1992 between Bucyrus and the Bucyrus Lease Trustee.

     1.030.  "Bucyrus South Street Lease Claims" means the
Claims of the lessor and the owner participants under the Bucyrus
South Street Lease.

     1.031. "Bucyrus South Street Notes" means the Series A 10.65% Senior Secured Notes due July 1, 1995 of Bucyrus and the Series B 16.5% Senior Secured Notes due January 1, 1996 of Bucyrus issued under the Bucyrus South Street Note Indenture.

     1.032. "Bucyrus South Street Note Claims" means the Claims of Holders of Bucyrus South Street Notes under (i) the Securities Purchase Agreement dated as of July 24, 1992 among Bucyrus, Holdings and the South Street Funds, (ii) the Indenture dated as of July 24, 1992 among Bucyrus, Holdings and the South Street Note Trustee and (iii) the Bucyrus South Street Notes.

     1.033.  "Bucyrus South Street Note Indenture" means the
Indenture dated as of July 24, 1992 between Bucyrus, Holdings and the South Street Note Trustee.

     1.034. "Business Day" means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy
Rule 9006(a)).

     1.035.  "Cash" means cash and cash equivalents.

     1.036. "Causes of Action" means all claims (as defined in section 101(5) of the Bankruptcy Code), actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages or judgments, whether known or unknown and whether asserted or unasserted.

     1.037. "Chapter 11 Cases" means the cases under chapter 11 of the Bankruptcy Code, commenced by the Debtors in the Bankruptcy Court.

     1.038. "Claim" means a claim (as defined in section 101(5) of the Bankruptcy Code) against a Debtor.

     1.039. "Class" means a category of Holders of Claims or Equity Interests as set forth in Article III of the Plan pursuant to section 1123(a)(1) of the Bankruptcy Code.

     1.040.  "Confirmation" means the entry of the Confirmation
Order by the Bankruptcy Court in its docket, within the meaning of Bankruptcy Rules 5003 and 9021.

     1.041. "Confirmation Date" means the date upon which Confirmation occurs.

     1.042. "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

     1.043. "Consummation" means the occurrence of the Effective Date.

     1.044.  "Creditor" means any Holder of a Claim.

     1.045. "Creditors Committee" means the statutory committee of unsecured creditors appointed in the Chapter 11 Case of Bucyrus pursuant to section 1102 of the Bankruptcy Code.

     1.046.  "Debt Securities Indentures" means the Bucyrus 10%
Senior Note Indenture, the Bucyrus Sinking Fund Debenture
Indenture, the Bucyrus Resettable Senior Note Indenture, and the
Holdings Senior Debenture Indenture, and the Bucyrus South Street
Note Indenture.

     1.047. "Debtors" means Bucyrus and Holdings, debtors in the Chapter 11 Cases.

     1.048. "Debtors in Possession" means Bucyrus and Holdings, as debtors in possession in the Chapter 11 Cases.

     1.049. "Delaware General Corporation Law" means title 8 of the Delaware Code, as now in effect or hereafter amended.

     1.050.  "Disbursing Agent" means Bucyrus and/or the
Indenture Trustees and/or any third party disbursing agent as Bucyrus and Holdings may employ in their sole discretion.

     1.051. "Disclosure Statement" means the Disclosure Statement And Proxy Statement-Prospectus dated January 12, 1994, as supplemented by the Disclosure Supplement and as further amended, supplemented or modified from time to time, that is prepared and distributed in accordance with sections 1125, 1126(b) and/or 1145 of the Bankruptcy Code and Bankruptcy Rule 3018.

     1.052. "Disclosure Supplement" means the Supplement to the Disclosure Statement dated September 19, 1994, as approved by the Bankruptcy Court by order dated September 19, 1994.

     1.053.  "Disputed Administrative Claim", "Disputed Claim",
"Disputed Priority Tax Claim" and "Disputed Equity Interest" mean any Administrative Claim, Claim, Priority Tax Claim or Equity
Interest, as the case may be:

             (a) listed on the Schedules as unliquidated, disputed or contingent; or

             (b) as to which a Debtor or any party in interest has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules or is otherwise disputed by the Debtor in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn or determined by a Final Order.

     1.054. "Distribution Record Date" means the close of business on the Business Day immediately preceding the Effective
Date.

     1.055. "Effective Date" means the date selected by the Debtors which is after the Confirmation Date and within 45 days after the Confirmation Date, subject to extension for reasonable cause shown, after such notice and hearing as may be required by the Bankruptcy Court, and on which: (a) no stay of the Confirmation Order is in effect, and (b) all conditions specified in Article XI.B of the Plan have been (i) satisfied or (ii) waived pursuant to Section 11.04.

     1.056.  "Equity Holder" means the Holder of an Equity
Interest.

     1.057. "Equity Interest" means any equity interest in a Debtor including, but not limited to, the Bucyrus Common Stock, the Holdings Stock, the Holdings Stock Options, and the Holdings
Old Warrants.

     1.058.  "Estate" means the estate of a Debtor created by
section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases.

     1.059. "File" or "Filed" means file or filed with the Bankruptcy Court in the Chapter 11 Cases.

     1.060. "Final Decree" means the decree contemplated under Bankruptcy Rule 3022.

     1.061. "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the subject matter, which has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.

     1.062.  "Goldman" means Goldman, Sachs & Co.

     1.063. "Holder" means an entity holding an Equity Interest or Claim, and with respect to a vote on the Plan, means the Beneficial Holder as of the Voting Record Date or any authorized signatory who has completed and executed a Ballot or on whose behalf a Master Ballot has been completed and executed in accordance with the Voting Instructions.

     1.064. "Holdings" means B-E Holdings, Inc., a Delaware corporation.

     1.065.  "Holdings Class C Stock" means the Class C Common
Stock, par value $.01 per share, of Holdings.

     1.066.  "Holdings Class D Stock" means the Class D Common
Stock, par value $.01 per share, of Holdings.

     1.067.  "Holdings Class E Stock" means the Class E Common
Stock of Holdings authorized pursuant to the Amended Certificate of Incorporation which shall be deemed to be issued on the Effective Date.

     1.068. "Holdings General Unsecured Claims" means, collectively, all unsecured Claims against Holdings, including
Trade Claims, but excluding claims of Holders of Holdings Senior
Debentures.

     1.069. "Holdings Old Warrants" means the 6,392 warrants, each exercisable for one share of Class A common stock, par value $.01 per share, of Holdings (i) which were validly exercised by the Holders thereof in accordance with their terms and (ii) in respect of which Holdings did not issue shares of Holdings
Class C Stock to the Holders thereof because such Holders on the respective exercise dates resided in states where registration or exemption permitting the sale of such stock under state securities law was pending on or prior to the Voting Record Date.

     1.070.  "Holdings Priority Claims" means any Claims against
Holdings accorded the priority and right of payment under section
507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

     1.071.  "Holdings Secured Claims" means, collectively, all
Allowed Secured Claims against Holdings held by any entity other than the South Street Claims.

     1.072.  "Holdings Senior Debentures" means the Series A
12-1/2% Senior Debentures due September 15, 2002 of Holdings issued under the Holdings Senior Debenture Indenture.

     1.073.  "Holdings Senior Debenture Indenture" means the
Indenture dated as of December 1, 1987, as amended, between Holdings and Firstar Trust Company, as trustee.

     1.074.  "Holdings Series A Preferred Stock" means the
Series A 12-1/2% Cumulative Exchangeable Preferred Stock, par value $.01 per share, of Holdings.

     1.075.  "Holdings Series B Preferred Stock" means the
Series B Convertible Preferred Stock, par value $.01 per share, of Holdings.

     1.076.  "Holdings Stock" means the Holdings Series A
Preferred Stock, the Holdings Series B Preferred Stock, the
Holdings Class C Stock, the Holdings Class D Stock and the
Holdings Old Warrants.

     1.077. "Holdings Stock Options" means the options to purchase shares of Holdings Class C Stock granted pursuant to the B-E Holdings, Inc. 1988 Stock Option Plan.

     1.078. "Impaired" means, with respect to any Claim, Interest or Class, the condition or effects described in Section
1124 of the Bankruptcy Code.

     1.079. "Impaired Claim" means a Claim classified in an Impaired Class.

     1.080.  "Impaired Class" means Classes 2A, 2B, 4A, 4B, 4C,
4D, 5, 6, 8, 9, 10, 11, 12 and 13 as set forth in Article III.B.
of the Plan.

     1.081. "Impaired Debt Securities" means the Bucyrus 10% Senior Notes, the Bucyrus Sinking Fund Debentures, the Bucyrus Resettable Senior Notes, the Holdings Senior Debentures, the Bucyrus South Street Notes and the Bucyrus South Street Lease Claims.

     1.082. "Impaired Debt Securities Claims" means Claims classified in Classes 2A, 2B, 4A, 4B, 4C and 6.

     1.083. "Impaired Equity Interest" means an Equity Interest classified in an Impaired Class.

     1.084. "Indenture Trustees" means the trustees and successor trustees (if any) under the Debt Securities Indentures and the Bucyrus Lease Trustee.

     1.085. "Indenture Trustee Charging Liens" means any lien or other priority in payment available to an Indenture Trustee pursuant to an indenture against distributions made to Holders of Allowed Impaired Debt Securities Claims for payment of any fees, costs or disbursements incurred by such Indenture Trustee.

     1.086. "Intercompany Claim" means any Claim held by Bucyrus against Holdings net of any Claims held by Holdings against Bucyrus.

     1.087.  "Internal Revenue Code" means title 26 of the
United States Code, as now in effect or hereafter amended.

     1.088. "Lien" means a lien as defined in section 101(37) of the Bankruptcy Code.

     1.089. "Master Ballots" means the master ballots accompanying the Disclosure Statement upon which Holders of Impaired Claims and Impaired Equity Interests shall indicate the acceptance or rejection of the Plan in accordance with the Voting
Instructions.

     1.090. "Merger Agreement" means the agreement and plan of merger to be entered into by or on the Effective Date between Holdings and Bucyrus providing for the merger contemplated by
Section 5.02(c) of the Plan, which shall be substantially in the form set forth in Exhibit E.

     1.091.  "New Bank One Credit Agreement" means the Credit
Agreement to be entered into as of the Effective Date between the Reorganized Debtor and Bank One, Milwaukee, N.A.

     1.092. "New Bucyrus Common Stock" means the 20,000,000 shares of Bucyrus Common Stock authorized pursuant to the Amended
Certificate of Incorporation.

     1.093. "New Bucyrus Notes" means the secured senior notes of New Bucyrus, due on the fifth anniversary of the Effective Date, which shall be issued by New Bucyrus on the Effective Date under the New South Street Credit Agreement and this Plan.

     1.094. "New Bucyrus Registration Rights Agreement" means an agreement regarding the registration and related rights of the holders of the New Bucyrus Common Stock, the terms and conditions of which agreement are summarized in Exhibit C to this Plan, which agreement shall be substantially in the form set forth in the Reorganization Documents.

     1.095. "New South Street Credit Agreement" means the credit agreement that shall be entered into on the Effective Date between the Reorganized Debtor and the South Street Funds with respect to the New Bucyrus Notes.

     1.096. "New South Street Term Sheet" means the term sheet for the New South Street Credit Agreement, a copy of which is attached hereto as Exhibit D.

     1.097.  "Non-Released Persons" is defined in Section 9.04.

     1.098.  "Old Bucyrus Common Stock" means the 100 shares of
Bucyrus Common Stock held by Holdings on the Petition Date, being all of the authorized and outstanding shares of Bucyrus Common
Stock on that date.

     1.099. "Original Directors" means the initial members of the Board of Directors of the Reorganized Debtor selected pursuant to Section 5.04(b) and their respective successors, if any, elected in the manner specified in Section 4.7(B) of the Amended Bylaws.

     1.100. "Person" means any individual, firm, corporation, association, partnership, joint venture, trust, or other entity.

     1.101. "Petition Date" means the date on which the Debtors filed their petitions for relief commencing the Chapter 11
Cases.

     1.102. "Plan" means this Second Amended Joint Plan of Reorganization, either in its present form or as it may be altered, amended, modified or supplemented from time to time in accordance with the Plan, the Bankruptcy Code and the Bankruptcy Rules.

     1.103. "Pre-Petition Secured Lease Claims" means the outstanding principal amount of the Bucyrus South Street Lease
Claims plus the amount of accrued and unpaid interest thereon as of the Petition Date.

     1.104. "Pre-Petition Secured Note Claims" means the outstanding principal amount of the Bucyrus South Street Note
Claims plus the amount of accrued and unpaid interest thereon as of the Petition Date.

     1.105.  "Priority Tax Claim" means a Claim of a
governmental unit of the kind specified in section 507(a)(7) of the Bankruptcy Code.

     1.106. "Pro Rata" means proportionately so that with respect to an Allowed Claim or Equity Interest, the ratio of (i)
(I) the amount of property distributed on account of a particular Allowed Claim or Equity Interest to (II) the amount of the Allowed Claim or Equity Interest, is the same as the ratio of
(ii) (I) the amount of property distributed on account of all Allowed Claims or Equity Interests of the Class in which the particular Allowed Claim or Equity Interest is included to (II) the amount of Allowed Claims or Equity Interests in that Class.

     1.107. "Professionals" means all professionals employed in the Chapter 11 Cases pursuant to section 327 or 1103 of the Bankruptcy Code, all professionals seeking compensation or reimbursement of expenses from the Debtors, pursuant to section 503(b)(4) or otherwise, and the Examiner appointed in Bucyrus' Chapter 11 Case.

     1.108. "Professional Fee Claims" means Claims against the Debtors for compensation or reimbursement of expenses of Professionals which were unpaid as of the Petition Date or which were incurred on or after the Petition Date and prior to the Effective Date, including claims by any Person for reimbursement of amounts paid or owing to Professionals.

     1.109.  "Released Matters", "Released Persons" and
"Releasors" are defined in Section 9.03.

     1.110. "Reorganization Documents" means the New Bank One Credit Agreement, the New South Street Credit Agreement, the New Bucyrus Registration Rights Agreement and all other documents necessary to effectuate this Plan, which documents shall be filed by the Debtors with the Bankruptcy Court not later than the commencement of the hearing on Confirmation.

     1.111.  "Reorganized Debtor" means Bucyrus as Debtor and
Debtor in Possession, or any successor thereto, by merger, consolidation or otherwise, on and after the Effective Date.

     1.112.  "Retirement Plans" means the Bucyrus-Erie Salaried
Employees' Retirement Plan, the Supplementary Retirement Benefit
Plan, Bucyrus-Erie Salaried Employees' Savings Plan and
Bucyrus-Erie Hourly Employees' Savings Plan.

     1.113. "Schedules" means the schedules of assets and liabilities, schedules of executory contracts and the statement of financial affairs that the Debtors are required to File pursuant to section 521 of the Bankruptcy Code, the Official Bankruptcy Forms and the Bankruptcy Rules.

     1.114. "Secured Claim" means a Claim that is secured by a lien on property in which an Estate has an interest or that is subject to set off under section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code.

     1.115.  "Securities Act" means the Securities Act of 1933,
15 U.S.C. Sections 77a-77aa, as now in effect or hereafter amended.

     1.116.  "South Street Funds" means South Street Corporate
Recovery Fund I, L.P., South Street Leveraged Corporate Recovery
Fund, L.P., and South Street Corporate Recovery Fund I
(International), L.P.

     1.117.  "South Street Claims" means the Claims of the
Holders of the Bucyrus South Street Note Claims and the Claims of the Holders of the Bucyrus South Street Lease Claims.

     1.118.  "South Street Note Trustee" means Norwest Bank
Wisconsin, National Association, as trustee under the Bucyrus
South Street Note Indenture.

     1.119.  "Trade Claim" means any Unsecured Claim against a
Debtor arising from or with respect to the delivery of goods or services to such Debtor in the ordinary course of the Debtor's business, prior to the Petition Date.

     1.120.  "Transfer" and "Transferee" are defined in Section
5.04(c)(ii).

     1.121. "Unimpaired Claim" means an unimpaired Claim within the meaning of section 1124 of the Bankruptcy Code.

     1.122. "Unimpaired Class" means an unimpaired Class within the meaning of section 1124 of the Bankruptcy Code.

     1.123. "Unofficial Bondholder Committee" means the ad hoc committee of holders of the Bucyrus 10% Senior Notes and the Holdings Senior Debentures.

     1.124. "Unsecured Claim" means any Claim against a Debtor that is not a Secured Claim, Administrative Claim, Priority Tax
Claim or Other Priority Claim.

     1.125.  "Voting Agent" means D.F. King & Co., Inc.

     1.126. "Voting Instructions" means the instructions for voting on the Plan contained in the section of the Disclosure
Supplement entitled "SOLICITATION; VOTING PROCEDURES" and in the Ballots and the Master Ballots.

     1.127. "Voting Receipt Date" means the date established by Final Order of the Bankruptcy Court for the receipt by the Voting
Agent of Ballots and Master Ballots from Holders of Impaired
Claims and Impaired Equity Interests.

     1.128.  "Voting Record Date" means September 1, 1994.

     1.129. "1996 Annual Meeting" and "1997 Annual Meeting" mean the annual meetings of the stockholders of the Reorganized
Debtor to be held in 1996 and 1997, respectively.


                                ARTICLE II

                        TREATMENT OF ADMINISTRATIVE
                          AND PRIORITY TAX CLAIMS

A.   Administrative Claims.

     2.01. Subject to the provisions of sections 330(a) and 331 of the Bankruptcy Code, each Holder of an Allowed Administrative Claim will be paid the full unpaid amount of such Allowed Administrative Claim in Cash on the Effective Date, or upon such other terms as may be agreed upon by such Holder and the Reorganized Debtor or otherwise upon order of the Bankruptcy Court; provided, however, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business or otherwise assumed by the Debtors pursuant to the Plan will be assumed on the Effective Date and paid or performed by the Reorganized Debtor when due in accordance with the terms and conditions of the particular agreements governing such obligations.

B.   Priority Tax Claims.

     2.02. On the Effective Date, each Holder of a Priority Tax Claim due and payable on or prior to the Effective Date shall be paid Cash in an amount equal to the amount of such Allowed Claim on such terms as have been or may be agreed upon by such Holder and the Debtor liable on the Allowed Claim. In accordance with section 1124 of the Bankruptcy Code, the Plan shall leave unaltered the legal, equitable and contractual rights of each Holder of a Priority Tax Claim.


                                ARTICLE III

                       CLASSIFICATION AND TREATMENT
                 OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

A.   Summary.

     3.01.  The following classification of Claims and Equity
Interests is made for purposes of voting on the Plan, making
Distributions under the Plan and for ease of administration:


               Class                         Status

Class 1A - Holdings Priority       Unimpaired - not entitled
           Claims                  to vote

Class 1B - Bucyrus Priority        Unimpaired - not entitled
           Claims                  to vote

Class 2A - Bucyrus South Street    Impaired - entitled to vote
           Note Claims

Class 2B - Bucyrus South Street    Impaired - entitled to vote
           Lease Claims

Class 3A - Holdings Secured        Unimpaired - not entitled to
           Claims                  vote

Class 3B - Bucyrus Secured         Unimpaired - not entitled to
           Claims                  vote

Class 4A - Claims of Holders       Impaired - entitled to vote
           of Bucyrus 10%
           Senior Notes

Class 4B - Claims of Holders       Impaired - entitled to vote
           of Bucyrus Resettable
           Senior Note

Class 4C - Claims of Holders       Impaired - entitled to vote
           of Bucyrus Sinking
           Fund Debentures

Class 4D - Bell Helicopter Claim   Impaired - entitled to vote

Class 5 -  Intercompany Claim      Impaired - entitled to vote

Class 6 -  Claims of Holders       Impaired - entitled to vote
           of Holdings Senior
           Debentures

Class 7A - Holdings General        Unimpaired - not entitled to
           Unsecured Claims        vote

Class 7B - Bucyrus General         Unimpaired - not entitled to
           Unsecured Claims        vote

Class 8  - Equity Interests of     Impaired - deemed to have
           Holder of Old           voted against the Plan
           Bucyrus Common Stock

Class 9  - Equity Interests of     Impaired - entitled to vote
           Holders of Holdings
           Series A Preferred
           Stock

Class 10 - Equity Interests of     Impaired - entitled to vote
           Holders of Holdings
           Series B Preferred
           Stock

Class 11 - Equity Interests of     Impaired - entitled to vote
           Holders of Holdings
           Class C Stock
           (including Equity
           Interests of Holders
           of Holdings Old
           Warrants)

Class 12 - Equity Interests of     Impaired - entitled to vote
           Holders of Holdings
           Class D Stock

Class 13 - Equity Interests of     Impaired - entitled to vote
           Holders of Holdings
           Stock Options


B.    Classification and Treatment.

      3.02.  Class 1A Holdings Priority Claims.

         (a)  Classification:  Class 1A consists of all Holdings
      Priority Claims.

         (b) Treatment: On the Effective Date, all Allowed Holdings Priority Claims to the extent then due and owing will be paid in full in Cash by the Reorganized Debtor, unless the Holder of such Claim and the Reorganized Debtor agree to a different treatment. Any Allowed Holdings Priority Claim not due and owing on the Effective Date will be paid in full in Cash by the Reorganized Debtor when such Claim becomes due and owing.

         (c) Voting: Class 1A is unimpaired and the Holders of Claims in Class 1A are not entitled to vote to accept or reject the Plan.

      3.03.  Class 1B Bucyrus Priority Claims.

         (a)  Classification:  Class 1B consists of all Bucyrus
      Priority Claims.

         (b) Treatment: On the Effective Date, all Allowed Bucyrus Priority Claims to the extent then due and owing will be paid in full in Cash by the Reorganized Debtor, unless the Holder of such Claim and the Reorganized Debtor agree to a different treatment. Any Allowed Bucyrus Priority Claim not due and owing on the Effective Date will be paid in full in Cash by the Reorganized Debtor when such Claim becomes due and owing.

         (c) Voting: Class 1B is unimpaired and the Holders of Claims in Class 1B are not entitled to vote to accept or reject the Plan.

      3.04.  Class 2A Bucyrus South Street Note Claims.

         (a)  Classification: Class 2A consists of all Bucyrus
      South Street Note Claims.

         (b) Treatment: On the Effective Date, each Holder of an Allowed Class 2A Claim will receive, in full and final satisfaction of such Claim, New Bucyrus Notes in the principal amount equal to the aggregate outstanding principal of and accrued unpaid interest to and including the Effective Date on the Bucyrus South Street Notes held by such Holder as of the Confirmation Date. For purposes of this Section 3.04(b), the amount of accrued interest on the Bucyrus South Street Notes shall be calculated without regard to the pendency of the Chapter 11 Cases and without regard to any penalty, premium, cost of collection or related expense which may be claimed to be owing with respect to the Bucyrus South Street Notes.

         (c)  Voting:  Class 2A is Impaired and the Holders of
      Allowed Class 2A Claims are entitled to vote to accept or reject the Plan.

      3.05. Class 2B Bucyrus South Street Lease Claims.

         (a)  Classification:  Class 2B consists of all Bucyrus
      South Street Lease Claims.

         (b) Treatment: On the Effective Date, each Holder of an Allowed Class 2B Claim will receive, in full and final satisfaction of such Claim, such Holder's Pro Rata share of New Bucyrus Notes in a principal amount equal to the outstanding unpaid amount owing with respect to the Bucyrus South Street Lease as of the Effective Date, less $2,500,000. For purposes of this Section 3.05(b), the outstanding unpaid amount owing with respect to the Bucyrus South Street Lease shall be calculated without regard to the pendency of the Chapter 11 Cases and without regard to any penalty, premium, cost of collection or other expense which may be claimed to be owing with respect to the Bucyrus South Street Lease.

         (c)  Voting:  Class 2B is Impaired and the Holders of
      Allowed Class 2B Claims are entitled to vote to accept or reject the Plan.

      3.06.  Class 3A Holdings Secured Claims.

         (a)  Classification:  Class 3A consists of all Holdings
      Secured Claims.

         (b) Treatment: The legal, equitable and contractual rights of Holders of Holdings Secured Claims are unaltered by the Plan or, at the option of the Debtors, will be treated in any other manner so that such Claims shall otherwise be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code.

         (c) Voting: Class 3A is unimpaired and the Holders of Claims in Class 3A are not entitled to vote to accept or reject the Plan.

      3.07.  Class 3B Bucyrus Secured Claims.

         (a)  Classification:  Class 3B consists of all Bucyrus
      Secured Claims.

         (b) Treatment: The legal, equitable and contractual rights of Holders of Bucyrus Secured Claims are unaltered by the Plan or, at the option of the Debtors, will be treated in any other manner so that such Claims shall otherwise be rendered unimpaired pursuant to section 1124 of the Bankruptcy Code.

         (c) Voting: Class 3B is unimpaired and the Holders of Claims in Class 3B are not entitled to vote to accept or reject the Plan.

      3.08.  Class 4A Claims of Holders of Bucyrus 10% Senior
Notes.
         (a) Classification: Class 4A consists of the Claims of Holders of Bucyrus 10% Senior Notes arising from or related to the Bucyrus 10% Senior Notes.

         (b) Treatment: On or as soon as practicable after the Effective Date, each Holder of an Allowed Class 4A Claim shall receive, in full and final satisfaction of such Claim, such Holder's Pro Rata share of 5,010,329 shares of New Bucyrus Common Stock. In the event that Class 9 votes to reject the Plan, on or as soon as practicable after the Effective Date, each Holder of an Allowed Class 4A Claim shall receive such Holder's Pro Rata share of an additional 44,287 shares of New Bucyrus Common Stock.

         (c)  Voting:  Class 4A is Impaired and the Holders of
      Allowed Class 4A Claims are entitled to vote to accept or reject the Plan.

      3.09.  Class 4B Claim of Holder of Bucyrus Resettable
Senior Notes.

         (a) Classification: Class 4B consists of the Claim of the Holder of Bucyrus Resettable Senior Notes arising from or related to the Bucyrus Resettable Senior Notes.

         (b) Treatment: On or as soon as practicable after the Effective Date, the Holder of the Allowed Class 4B Claim shall receive, in full and final satisfaction of such Claim, (i) 4,057,203 shares of New Bucyrus Common Stock and (ii) if the Holder votes to accept the Plan on or prior to the Voting Receipt Date and executes and delivers the undertaking described in Section 9.06, (x) any recovery of cash or property obtained by or on behalf of the Reorganized Debtor with respect to any Cause of Action against a Non-Released Person which arose prior to the Petition Date, and (y) in the event and to the extent that a Claim or Equity Interest held by a Non-Released Person is not Allowed by Final Order by reason of the acts or omissions of such Non-Released Person prior to the Petition Date, the property that would otherwise have been distributed under the Plan to such Non-Released Person if such Claim or Equity Interest had been Allowed in full.
      In the event that Class 9 votes to reject the Plan, on or as soon as practicable after the Effective Date, the Holder of the Allowed Class 4B Claim shall receive an additional 35,862 shares of New Bucyrus Common Stock.

         (c) Voting: Class 4B is Impaired and the Holder of the Allowed Class 4B Claim is entitled to vote to accept or reject the Plan.

      3.10.  Class 4C Claims of Holders of Bucyrus Sinking Fund
Debentures.

         (a) Classification: Class 4C consists of the Claims of Holders of Bucyrus Sinking Fund Debentures arising from or related to the Bucyrus Sinking Fund Debentures.

         (b) Treatment: On or as soon as practicable after the Effective Date, each Holder of an Allowed Class 4C Claim shall receive, in full and final satisfaction of such Claim, such Holder's Pro Rata share of 50,686 shares of New Bucyrus Common Stock. In the event that Class 9 votes to reject the Plan, on or as soon as practicable after the Effective Date, each Holder of an Allowed Class 4C Claim shall receive such Holder's Pro Rata share of an additional 448 shares of New Bucyrus Common Stock.

         (c)  Voting:  Class 4C is Impaired and the Holders of
      Allowed Class 4C Claims are entitled to vote to accept or reject the Plan.

      3.11.  Class 4D Bell Helicopter Claim.

         (a)  Classification:  Class 4D consists of the Bell
      Helicopter Claim. The Holder of the Bell Helicopter Claim shall be deemed to have an Allowed Claim in the amount of $3,350,000.

         (b) Treatment: On or as soon as practicable after the Effective Date, the Holder of the Allowed Class 4D Claim shall receive, in full and final satisfaction of such Claim, $350,000 in Cash and 170,413 shares of New Bucyrus Common Stock. In the event that Class 9 votes to reject the Plan, on or as soon as practicable after the Effective Date, the Holder of the Allowed Class 4D Claim shall receive an additional 1,507 shares of New Bucyrus Common Stock.

         (c) Voting: Class 4D is Impaired and the Holder of the Allowed Class 4D Claim is entitled to vote to accept or reject the Plan.

      3.12.  Class 5 Intercompany Claim.

         (a)  Classification:  Class 5 consists of the
      Intercompany Claim.

         (b) Treatment: On or as soon as practicable after the Effective Date, the Holder of an Allowed Class 5 Claim shall receive, in full and final satisfaction of such Claim, 572,800 shares of Holdings Class E Stock, which shall be converted pursuant to the Merger Agreement into 572,800 shares of New Bucyrus Common Stock, which shall be allocated ratably among Holders of Class 4A, 4B, 4C and 4D Claims pursuant to Sections 3.08, 3.09, 3.10 and 3.11 of the Plan. In the event that Class 9 votes to reject the Plan, on or as soon as practicable after the Effective Date, each Holder of an Allowed Class 5 Claim shall receive such Holder's Pro Rata share of an additional 71,285 shares of Holdings Class E Stock, which shall be converted pursuant to the Merger Agreement into 71,285 shares of New Bucyrus Common Stock. The shares of New Bucyrus Stock so converted shall be allocated ratably among Holders of Class 4A, 4B, 4C and 4D Claims pursuant to Sections 3.08, 3.09, 3.10 and 3.11 of the Plan.

         (c)  Voting:  Class 5 is Impaired and the Holder of an
      Allowed Class 5 Claim is entitled to vote to accept or reject the Plan.

      3.13.  Class 6 Claims of Holders of Holdings Senior
Debentures.

         (a)  Classification: Class 6 consists of the Claims of
      Holders of Holdings Senior Debentures arising from or related to the Holdings Senior Debentures.

         (b) Treatment: On or as soon as practicable after the Effective Date, each Holder of an Allowed Class 6 Claim shall receive, in full and final satisfaction of such Claim, such Holder's Pro Rata share of 716,021 shares of Holdings Class E Stock, which shall be converted pursuant to the Merger Agreement into such Holder's Pro Rata share of 716,021 shares of New Bucyrus Common Stock. In the event that Class 9 votes to reject the Plan, on or as soon as practicable after the Effective Date, each Holder of an Allowed Class 6 Claim shall receive such Holder's Pro Rata share of an additional 89,109 shares of Holdings Class E Stock, which shall be converted pursuant to the Merger Agreement into such Holder's Pro Rata share of 89,109 shares of New Bucyrus Common Stock. Prior to the effectiveness of the Merger Agreement, the Holdings
      Class E Stock that would otherwise be distributed to Bucyrus as a Holder of Class 9 Claims shall be allocated ratably among Holders of Class 4A, 4B, 4C and 4D Claims pursuant to Sections 3.08, 3.09, 3.10 and 3.11 of the Plan.

         (c)  Voting: Class 6 is Impaired and the Holders of
      Allowed Class 6 Claims are entitled to vote to accept or reject the Plan.

      3.14.  Class 7A Holdings General Unsecured Claims.

         (a)  Classification:  Class 7A consists of all Holdings
      General Unsecured Claims.

         (b) Treatment: All Holdings General Unsecured Claims shall be unimpaired by the Plan. At the option of the Reorganized Debtor, the Plan shall (i) leave unaltered the legal, equitable and contractual rights of the Holder of an Holdings General Unsecured Claim, (ii) provide for the payment of an Holdings General Unsecured Claim in full in Cash on the Effective Date, (iii) provide for the payment of an Holdings General Unsecured Claim in any manner agreed to by the Holder of such Claim and the Reorganized Debtor, or (iv) provide for such other treatment as will render such Holdings General Unsecured Claim unimpaired in accordance with section 1124 of the Bankruptcy Code.

         (c) Voting: Class 7A is unimpaired and the Holders of Claims in Class 7A are not entitled to vote to accept or reject the Plan.

      3.15.  Class 7B Bucyrus General Unsecured Claims.

         (a)  Classification:  Class 7B consists of all Bucyrus
      General Unsecured Claims.

         (b) Treatment: All Bucyrus General Unsecured Claims shall be unimpaired by the Plan. At the option of the Reorganized Debtor, the Plan shall (i) leave unaltered the legal, equitable and contractual rights of the Holder of an Bucyrus General Unsecured Claim, (ii) provide for the payment of an Bucyrus General Unsecured Claim in full in Cash on the Effective Date, (iii) provide for the payment of an Bucyrus General Unsecured Claim in any manner agreed to by the Holder of such Claim and the Reorganized Debtor, or (iv) provide such other treatment as will render such Bucyrus General Unsecured Claim unimpaired in accordance with section 1124 of the Bankruptcy Code.

         (c) Voting: Class 7B is unimpaired and the Holders of Claims in Class 7B are not entitled to vote to accept or reject the Plan.

      3.16.  Class 8 Equity Interest of Holder of Old Bucyrus
Common Stock.

         (a)  Classification:  Class 8 consists of the Equity
      Interest of Holdings as the Holder of Old Bucyrus Common
      Stock.

         (b)  Treatment:  The Holder of the Class 8 Equity
      Interest shall receive no distribution nor retain any property on account of such Equity Interest under the Plan.

         (c) Voting: Class 8 is Impaired and because no distribution will be made to the Holder of the Class 8 Equity Interest nor will such Holder retain any property on account of such Equity Interest, the Holder of the Class 8 Equity Interest is deemed to reject the Plan.

      3.17.  Class 9 Equity Interests of Holders of Holdings
Series A Preferred Stock.

         (a)  Classification:  Class 9 consists of the Equity
      Interests of Holders of Holdings Series A Preferred Stock.

         (b) Treatment: On or as soon as practicable after the Effective Date, each Holder of an Allowed Class 9 Equity Interest shall receive, in full and final satisfaction of such Equity Interest, such Holder's Pro Rata share of 160,394 shares of Holdings Class E Stock, which shall be converted pursuant to the Merger Agreement into 160,394 shares of New Bucyrus Common Stock. In the event that Class 9 votes to reject the Plan, on or as soon as practicable after the Effective Date, each Holder of an Allowed Class 9 Equity Interest shall receive, in full and final satisfaction of such Equity Interest, such Holder's Pro Rata share of 80,197 shares of Holdings Class E Stock, which shall be converted pursuant to the Merger Agreement into 80,197 shares of New Bucyrus Common Stock.

         (c)  Voting:  Class 9 is Impaired and the Holders of
      Allowed Class 9 Equity Interests are entitled to vote to accept or reject the Plan.

      3.18.  Class 10 Equity Interests of Holders of Holdings
Series B Preferred Stock.

         (a)  Classification:  Class 10 consists of the Equity
      Interests of Holders of Holdings Series B Preferred Stock.

         (b) Treatment: On or as soon as practicable after the Effective Date, each Holder of an Allowed Class 10 Equity Interest shall receive, in full and final satisfaction of such Equity Interest, such Holder's Pro Rata share of 32,423 shares of Holdings Class E Stock, which shall be converted pursuant to the Merger Agreement into 32,423 shares of New Bucyrus Common Stock. In the event that Class 9 votes to reject the Plan, the Holders of Class 10 Equity Interests shall receive no distribution nor retain any property on account of such Equity Interests under the Plan.

         (c) Voting: Class 10 is Impaired and the Holders of Allowed Class 10 Equity Interests are entitled to vote to accept or reject the Plan. In the event that Class 9 votes to reject the Plan, Holders of Class 10 Equity Interests will be deemed to reject the Plan because no distribution will be made to the Holders of Class 10 Equity Interests nor will such Holders retain any property on account of such Equity Interests.

      3.19.  Class 11 Equity Interests of Holders of Holdings
Class C Stock (including Equity Interests of Holders of Holdings
Old Warrants).

         (a)  Classification:  Class 11 consists of the Equity
      Interests of Holders of Holdings Class C Stock and the
      Equity Interests of Holders of Holdings Old Warrants.

         (b) Treatment: On or as soon as practicable after the Effective Date, each Holder of an Allowed Class 11 Equity Interest shall receive, in full and final satisfaction of such Equity Interest, such Holder's Pro Rata share of 47,276 shares of Holdings Class E Stock, which shall be converted pursuant to the Merger Agreement into 47,276 shares of New Bucyrus Common Stock. In the event that Class 9 votes to reject the Plan, the Holders of Class 11 Equity Interests shall receive no distribution nor retain any property on account of such Equity Interests under the Plan.

         (c) Voting: Class 11 is Impaired and the Holders of Allowed Class 11 Equity Interests are entitled to vote to accept or reject the Plan. In the event that Class 9 votes to reject the Plan, Holders of Class 11 Equity Interests will be deemed to reject the Plan because no distribution will be made to the Holders of Class 11 Equity Interests nor will such Holders retain any property on account of such Equity Interests.

      3.20.  Class 12 Equity Interests of Holders of Holdings
Class D Stock.

         (a)  Classification:  Class 12 consists of the Equity
      Interests of Holders of Holdings Class D Stock.

         (b) Treatment: On or as soon as practicable after the Effective Date, each Holder of an Allowed Class 12 Equity Interest shall receive, in full and final satisfaction of such Equity Interest, such Holder's Pro Rata share of 499 shares of Holdings Class E Stock, which shall be converted pursuant to the Merger Agreement into 499 shares of New Bucyrus Common Stock. In the event that Class 9 votes to reject the Plan, the Holders of Class 12 Equity Interests shall receive no distribution nor retain any property on account of such Equity Interests under the Plan.

         (c) Voting: Class 12 is impaired and the Holders of Allowed Class 12 Equity Interests are entitled to vote to accept or reject the Plan. In the event that Class 9 votes to reject the Plan, Holders of Class 12 Equity Interests will be deemed to reject the Plan because no distribution will be made to the Holders of Class 12 Equity Interests nor will such Holders retain any property on account of such Equity Interests.

      3.21.  Class 13 Equity Interests of Holders of Holdings
Stock Options.

         (a)  Classification:  Class 13 consists of the Equity
      Interests of Holders of Holdings Stock Options.

         (b) Treatment: The Holders of Class 13 Equity Interests who have exercised Holdings Stock Options prior to the Effective Date shall be treated as Holders of Class 11 Equity Interests for purposes of distributions under the Plan. The Holders of Class 13 Equity Interests who have not exercised Holdings Stock Options prior to the Effective Date shall receive no distribution nor retain any property on account of such Equity Interests under the Plan.

         (c) Voting: Class 13 is Impaired and the Holders of Allowed Class 13 Equity Interests are entitled to vote to accept or reject the Plan. In the event that Class 9 votes to reject the Plan, Holders of Class 13 Equity Interests will be deemed to reject the Plan because no distribution will be made to the Holders of Class 13 Equity Interests nor will such Holders retain any property on account of such Equity Interests.

C.    Rights of Debtors Concerning Unimpaired Claims.

      3.22. Except as otherwise provided in the Plan, including as provided in Article IX, nothing under the Plan shall affect the Debtors' or the Reorganized Debtor's rights in respect of any Unimpaired Claims, including, but not limited to, all rights in respect of legal and equitable defenses to or setoffs, recoupments or counterclaims against such Unimpaired Claims.

D.    Automatic Amendment to Plan Upon Rejection of Plan by
      Class 9.

      3.23. In the event that Class 9 votes to reject the Plan, then (a) the Plan shall be deemed automatically amended without further action by the Debtor such that (i) each Holder of an Allowed Class 9 Equity Interest shall receive, in full and final satisfaction of such Equity Interest, its Pro Rata share of 80,197 shares of Holdings Class E Stock, which shall be converted pursuant to the Merger Agreement into 80,197 shares of New Bucyrus Common Stock, (ii) the Holders of Class 10, 11 and 12 Equity Interests and the Holders of Class 13 Equity Interests who have exercised Holdings Stock Options prior to the Effective Date shall receive no distributions nor retain any property under the Plan on account of such Equity Interests, and the existing shares of Holdings Series B Preferred Stock, Holdings Class C Stock and Holdings Class D Stock shall be canceled as provided by Section 5.02(a) of this Plan, prior to the merger contemplated by Section 5.02(c) of the Plan, (iii) the Holder of the Class 5 Claim shall receive an additional 71,285 shares of Holdings Class E Stock, which will be converted pursuant to the Merger Agreement into 71,285 shares of New Bucyrus Common Stock, which shall be allocated ratably among Holders of Class 4A, 4B, 4C and 4D Claims pursuant to Sections 3.08, 3.09, 3.10 and 3.11 of the Plan and
(iv) each Holder of an Allowed Class 6 Claim shall receive, in full and final satisfaction of such Claim, such Holder's Pro Rata share of 89,109 shares of Holdings Class E Stock, which shall be converted pursuant to the Merger Agreement into such Holder's Pro Rata share of 89,109 shares of New Bucyrus Common Stock.


                                ARTICLE IV

                    ACCEPTANCE OR REJECTION OF THE PLAN

A.    Voting Classes.

      4.01.  Each Holder of an Allowed Class 2A, 2B, 4A, 4B, 4C,
4D, 5 or 6 Claim or an Allowed Class 9, 10, 11, 12 or 13 Equity
Interest shall be entitled to vote to accept or reject the Plan.

B.    Acceptance by Impaired Classes.

      4.02. An Impaired Class of Claims shall have accepted the Plan if (i) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (ii) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan. An Impaired Class of Equity Interests shall have accepted the Plan if the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Equity Interests actually voting in such Class have voted to accept the Plan.

C.    Presumed Acceptance of Plan.

      4.03. Classes 1A, 1B, 3A, 3B, 7A and 7B are unimpaired under the Plan, and therefore are presumed conclusively to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy
Code.

D.    Confirmation Without Acceptance by All Impaired Classes.

      4.04. The Debtors will request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code in view of the deemed rejection of the Plan by Class 8. In the event that Class 4B or Class 9 fails to accept the Plan, the Debtors intend to seek Confirmation of the Plan under section 1129(b) of the Bankruptcy Code notwithstanding such rejection. In the event that any of Classes 2A, 2B, 4A, 4C, 4D, 10, 11, 12 or 13 fails to accept the Plan, the Debtors reserve their right (i) to modify the Plan in accordance with Article XIII.F of the Plan and (ii) to request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code notwithstanding such failures.


                                 ARTICLE V

                   MEANS FOR IMPLEMENTATION OF THE PLAN

A.    Continued Corporate Existence and Vesting of Assets in the
Reorganized Debtor.

      5.01. Bucyrus shall, as the Reorganized Debtor, continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation under the laws of the State of Delaware and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law. Except as otherwise provided in the Plan, on or after the Effective Date, all property of the Estates, and any property acquired by the Debtors or the Reorganized Debtor under the Plan, shall vest in the Reorganized Debtor, free and clear of all Claims, liens, charges, or other encumbrances and Equity Interests. On and after the Effective Date, the Reorganized Debtor may operate its business and may use, acquire or dispose of property and compromise or settle any Claims or Equity Interests, without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order. In accordance with section 1109(b) of the Bankruptcy Code, nothing in this Article V shall preclude any party in interest from appearing and being heard on any issue in the Chapter 11 Cases.

B.    Transactions on the Effective Date.

       5.02. On the Effective Date, unless otherwise provided, the following shall occur and shall be deemed to have occurred simultaneously (except as specified in clauses (a) and (b) below):

      (a) prior to the merger described in Section 5.02(c), Holdings' certificate of incorporation shall be amended to cancel the Holdings Stock and create and authorize two million shares of Holdings Class E Stock;

      (b) prior to the merger described in Section 5.02(c), each Holder of an Allowed Class 6 Claim (Holdings Senior Debentures), the Holder of an Allowed Class 5 Claim (Intercompany Claim) and each Holder of an Allowed Equity Interest, other than the Class 8 Equity Interest, shall be deemed to have exchanged such Claim or Equity Interest for shares of Holdings Class E Stock, as provided for in the Plan;

      (c) Bucyrus and Holdings shall enter into the Merger Agreement and pursuant to the Merger Agreement and subject to filing by Bucyrus of a certificate of merger with the Secretary of State of the State of Delaware, Holdings shall merge with and into Bucyrus, the separate corporate existence of Holdings shall cease and the Old Bucyrus Common Stock, the Holdings Class E Stock shall be canceled and the Holders of Old Bucyrus Common Stock and Holdings Stock shall surrender such stock certificates to the applicable Disbursing Agent as set forth in Section 7.12;

      (d)   the Holdings Stock Options shall be canceled;

      (e) the Bucyrus 10% Senior Notes, the Bucyrus Resettable Senior Notes, the Bucyrus South Street Notes, the Bucyrus Sinking Fund Debentures and the Holdings Senior Debentures shall be deemed to be canceled and the Holders thereof shall surrender such Notes and Debentures to the applicable Disbursing Agent as set forth in Section 7.12;

      (f) the Reorganized Debtor shall be deemed to have exercised Bucyrus' option under the Bucyrus South Street Lease to repurchase all property leased to Bucyrus thereunder;

      (g) the Debt Securities Indentures and the Bucyrus South Street Lease shall be deemed canceled, terminated and of no further force and effect, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code, except as provided in the Plan and the Indenture Trustees shall be released and discharged from any further duties with respect to their respective Debt Securities Indentures.

      (h)   the Reorganized Debtor shall issue to the Disbursing
Agent the number of shares of New Bucyrus Common Stock which shall be distributed pursuant to the Plan on the Effective Date;

      (i)   the Reorganized Debtor shall enter into the New Bank
One Credit Agreement and the New South Street Credit Agreement;
and

      (j)   the Reorganized Debtor shall enter into the New
Bucyrus Registration Rights Agreement.

C.    Corporate Governance, Directors and Officers and Corporate
      Action.

      5.03. Merger Agreement and Amended Certificate of Incorporation. On the Effective Date, pursuant to the Merger Agreement the Reorganized Debtor will file a certificate of merger, which will have attached thereto the Amended Certificate of Incorporation, with the Secretary of State of the State of Delaware in accordance with sections 103, 251 and 303 of the Delaware General Corporation Law. The Amended Certificate of Incorporation will, among other things, prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code, and create and authorize 20,000,000 shares of New Bucyrus Common Stock. After the Effective Date, the Reorganized Debtor may amend and restate its Amended Certificate of Incorporation and other constituent documents as permitted by the Delaware General Corporation Law.

      5.04.  Directors and Officers of the Reorganized Debtor.

      (a) Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, as of the Effective Date, the initial officers of the Reorganized Debtor shall be the officers of Bucyrus immediately prior to the Effective Date. Each such officer shall serve from and after the Effective Date pursuant to the terms of the Amended Certificate of Incorporation, the Amended Bylaws and the Delaware General Corporation Law.

      (b) The board of directors of the Reorganized Debtor shall consist of a single class of directors. The initial board of directors of the Reorganized Debtor shall consist of seven directors who shall be selected as follows: one of the directors serving on the initial Board of Directors following the Effective Date will be an officer of Bucyrus nominated by the Board of Directors of Bucyrus; three of the directors serving on the initial board of directors following the Effective Date will be persons who will be nominated by the Creditors Committee; and the remaining three of the directors serving on the initial board of directors following the Effective Date will be persons who will be nominated by the Holder of the Allowed Class 4B Claim. Each such initial director shall serve from and after the Effective Date until the 1996 Annual Meeting, and, pursuant to Section 5.04(c), from and after the 1996 Annual Meeting until the 1997 Annual Meeting, and otherwise pursuant to the terms of the Plan, the Amended Certificate of Incorporation, the Amended Bylaws and the Delaware General Corporation Law, and until their successors have been duly elected or appointed and qualified. The first annual meeting of stockholders of the Reorganized Debtor following the Effective Date will be held in 1996 following completion of the Reorganized Debtor's 1995 fiscal year.

      (c) All Holders of Impaired Claims and Equity Interests who have accepted the Plan by Ballot or Master Ballot and all Holders of Impaired Claims and Equity Interests who shall receive shares of New Bucyrus Common Stock pursuant to the Plan shall be deemed as of the Effective Date to have irrevocably agreed without any further action on the part of any such Person:

      (i) to cause the shares of New Bucyrus Common Stock received pursuant to the Plan and all other shares of New Bucyrus Common Stock beneficially owned by any such Holder following the Effective Date to be voted for the election of each of the Original Directors as directors of the Reorganized Debtor at the 1996 Annual Meeting for a one-year term ending on the date of the 1997 Annual Meeting and until their successors have been duly elected or appointed and qualified, and

       (ii) that any sale, transfer or other disposition, whether voluntary or involuntary, by operation of law or otherwise of any shares of New Bucyrus Common Stock at any time prior to the 1996 Annual Meeting (a "Transfer"; and any Person to whom any shares of New Bucyrus Common Stock are Transferred is hereinafter referred to as a "Transferee") shall be made subject to the irrevocable agreement to vote such shares of New Bucyrus Common Stock for the election of each of the Original Directors at the 1996 Annual Meeting.

The irrevocable voting agreement provided for in the first sentence of this Section 5.04(c) shall be binding upon all Transferees.

      (d)   All certificates for shares for New Bucyrus Common
Stock issued by the Reorganized Debtor prior to the 1996 Annual
Meeting shall conspicuously bear the following legend:

   "The shares of Common Stock represented by this stock certificate are issued pursuant to the Second Amended Joint Plan of Reorganization of B-E Holdings, Inc. and Bucyrus-Erie Company, as modified December 1, 1994, and as confirmed by the United States Bankruptcy Court, Eastern District of Wisconsin (the "Plan"). Pursuant to the Plan all holders of shares of Common Stock and their Transferees (as defined in the Plan) have irrevocably agreed to cause the shares of Common Stock beneficially owned by such holder or Transferee to be voted for the election of each of the Original Directors (as defined in the Plan), as directors of the Corporation at the annual meeting of stockholders of the Corporation to be held in 1996 (the "1996 Annual Meeting") for a one-year term ending on the date of the annual meeting of stockholders of the Corporation to be held in 1997 and until their successors have been duly elected or appointed and qualified. In addition, any Transfer (as defined in the Plan) of any shares of Common Stock at any time prior to the 1996 Annual Meeting shall be made subject to the above-described irrevocable agreement to vote such shares of Common Stock for the election of each of the Original Directors at the 1996 Annual Meeting.

      (e) The provisions of this Section 5.04 shall not be amended or modified at any time prior to the 1997 Annual Meeting. Articles V(A), VII(A), VII(C) and IX of the Amended Certificate of Incorporation and Sections 3.9, 4.2, 4.7(B) and 4.9 of the Amended Bylaws shall not be amended or modified at any time prior to the 1997 Annual Meeting except as may be provided in the Amended Certificate of Incorporation and the Amended Bylaws, respectively, as in effect immediately after the Effective Date.

      (f) JNL shall take no action, and shall cause any Affiliate thereof to take no action, to remove any Original Director other than an Original Director nominated by JNL (or any successor of such Original Director) prior to the 1997 Annual Meeting, provided that the prohibition provided by this Section 5.04(f) shall not apply to any action by JNL or any Affiliate thereof to remove any director of the Reorganized Debtor (i) for any reason at any time when JNL and any Affiliates thereof in the aggregate (x) beneficially own less than twenty-five percent (25%) of all of the outstanding shares of New Bucyrus Common Stock or (y) do not constitute the largest beneficial owner of New Bucyrus Common Stock, or (ii) for cause.

      5.05. Corporate Action. The adoption of the Amended Certificate of Incorporation and the Amended Bylaws, the selection of directors and officers for the Reorganized Debtor, the distribution of Cash, issuance and distribution of New Bucyrus Common Stock and the adoption, execution and implementation of employment, retirement and indemnification agreements, incentive compensation programs, retirement income plans, welfare benefit plans and other employee plans and related agreements; and the other matters provided for under the Plan involving the corporate action to be taken by or required of the Reorganized Debtor shall be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement of further action by stockholders or directors of the Debtors or the Reorganized Debtor.

D.    Professional Fee Claims.

      5.06. Unless a different time is set by Final Order of the Bankruptcy Court, all applications for allowance of Administrative Claims under section 503(b)(3) of the Bankruptcy Code, and all applications for awards or allowance of Professional Fee Claims, shall be Filed not later than sixty (60) days after the Confirmation Date or be forever barred.
Objections to such applications shall be Filed not later than ninety (90) days after the Confirmation Date.

E.    Sources of Cash for Plan Distribution.

      5.07. All Cash necessary for the Reorganized Debtor to make payments pursuant to the Plan shall be obtained from existing Cash balances, the operations of the Debtors or the Reorganized Debtor, or post-confirmation borrowings under the New Bank One Credit Agreement. The Reorganized Debtor may also make such payments using Cash received from advances or dividends from the subsidiaries of the Reorganized Debtor in the ordinary course.


                                ARTICLE VI

                     TREATMENT OF EXECUTORY CONTRACTS
                           AND UNEXPIRED LEASES

A.    Assumption of Executory Contracts and Unexpired Leases.

      6.01. Immediately prior to the Effective Date, all executory contracts or unexpired leases of the Debtors will be deemed assumed in accordance with the provisions and requirements of section 365 and 1123 of the Bankruptcy Code except those executory contracts and unexpired leases that (i) have been rejected by order of the Bankruptcy Court, (ii) are the subject of a motion to reject pending on the Effective Date, (iii) are identified on a list to be Filed on or before the Confirmation Date as to be rejected, or (iv) are rejected pursuant to the terms of the Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions and rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code.

B.    Claims Based on Rejection of Executory Contracts or
      Unexpired Leases.

      6.02. All proofs of claims with respect to Claims arising from the rejection of executory contracts or unexpired leases, if any, must be Filed within sixty (60) days after the date of entry of an order of the Bankruptcy Court approving such rejection.
Any Claims not Filed within such times will be forever barred from assertion against the Debtors or Reorganized Debtor, their Estates and property. Unless otherwise ordered by the Bankruptcy Court or provided in this Plan, all such Claims for which proofs of claim are required to be Filed will be, and will be treated as, General Unsecured Claims subject to the provisions of Article VII hereof.

C.    Cure of Defaults for Executory Contracts and Unexpired
      Leases Assumed.

      6.03. Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code by payment of the default amount in Cash on the Effective Date or on such other terms as the parties to such executory contracts or unexpired leases may otherwise agree. In the event of a dispute regarding: (i) the amount of any cure payments, (ii) the ability of the Reorganized Debtor or any assignee to provide adequate assurance of future performance (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (iii) any other matter pertaining to assumption or the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

D.    Indemnification of Directors, Officers and Employees.

      6.04. The obligations of the Debtors to indemnify any person serving at any time on or prior to the Effective Date as one of its directors, officers or employees by reason of such person's service in such capacity, or as a director, officer or employee of any other corporation or legal entity, to the extent provided in a Debtor's constituent documents or by a written agreement with the Debtor or the Delaware General Corporation Law are classified as Class 7A (with respect to obligations of Holdings) and Class 7B (with respect to obligations of Bucyrus) Claims to the extent they arise prior to the Petition Date, and are Administrative Claims to the extent they arise on or after the Petition Date. The legal, equitable and contractual rights to which such directors, officers or employees are entitled by reason of the Debtor's indemnification obligations shall be unaltered and unimpaired within the meaning of section 1124(1) of the Bankruptcy Code. Such indemnification obligations shall survive unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date.

E.    Compensation and Benefit Programs.

      6.05. Except as otherwise expressly provided hereunder, all employment and severance policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their employees and retirees and the employees and retirees of their subsidiaries, including, without limitation, all savings plans, retirement plans, consultant service agreements and consultant optional payment agreements entered into between Bucyrus and certain of its retired employees or directors, health care plans, disability plans, severance benefit plans, incentive plans, and life, accidental death, and dismemberment insurance plans are treated as executory contracts under the Plan and on the Effective Date will be assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code.


                                ARTICLE VII

                    PROVISIONS GOVERNING DISTRIBUTIONS

A.    Distributions for Claims Allowed as of the Effective Date.

      7.01. Except as otherwise provided in this Article VII or as may be ordered by the Bankruptcy Court, distributions to be made on the Effective Date on account of Claims or Equity Interests that are Allowed as of the Effective Date and are entitled to receive distributions under the Plan shall be made on the Effective Date. Distributions to Holders of the Impaired Debt Securities and Holdings Stock shall be deemed made on the Effective Date if made on the Effective Date or as promptly thereafter as practicable, but in any event no later than thirty
(30) calendar days after the Effective Date or such later date when the applicable conditions of Section 7.07 (regarding undeliverable distributions) or Section 7.12 (regarding surrender of canceled instruments and securities) are satisfied. Distributions on account of Claims or Equity Interests that become Allowed Claims or Allowed Equity Interests after the Effective Date shall be made pursuant to Section 8.04 below.

      7.02. For purposes of determining the accrual of interest or rights in respect of any other payment from and after the Effective Date, New Bucyrus Common Stock to be issued shall be deemed issued as of the Effective Date regardless of the date on which it is actually dated, authenticated or distributed; provided, however, that the Reorganized Debtor shall withhold any actual payment until such distribution is made and no interest shall accrue or otherwise be payable on any such withheld amounts.

B.    Distributions by Disbursing Agents.

      7.03. General. The Disbursing Agents shall make all distributions required under the Plan.

      7.04. Distributions with Respect to Impaired Debt Securities and Holdings Stock. Notwithstanding the provisions of Sections 5.02(c) and 5.02(g) regarding the cancellation of Holdings Stock, the Debt Securities Indentures and the Bucyrus South Street Lease, each of Holdings Stock, the Debt Securities Indentures and the Bucyrus South Street Lease shall continue in effect to the extent necessary to allow the Disbursing Agents to receive and make distributions pursuant to the Plan on account of Allowed Equity Interests and Allowed Impaired Debt Securities Claims and to maintain the validity of Indenture Trustee Charging Liens subject, however, to the provision of Section 7.17.

      7.05. Compensation to Indenture Trustees. Each Indenture Trustee providing services related to distributions as a Disbursing Agent pursuant to the Plan to Holders of Allowed Impaired Debt Securities Claims in Classes 2A, 2B, 4A, 4B, 4C and 6 shall receive, from the Reorganized Debtor, with such approval as the Bankruptcy Court may require, reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services. These payments shall be made on terms agreed to with the Reorganized Debtor, and shall be in addition to any distributions made to any Indenture Trustee on account of any Allowed Impaired Debt Securities Claims.

C.    Delivery and Distributions and Undeliverable or Unclaimed
      Distributions.

      7.06.  Delivery of Distributions in General.
Distributions to Holders of Allowed Claims or Allowed Equity Interests shall be made at the address of the Holder of such Claim or Equity Interest as indicated on records of the Debtors. Except as otherwise provided by the Plan or the Bankruptcy Code with respect to undeliverable distributions, distributions to Holders of Allowed Impaired Debt Securities Claims in Classes 2A 2B, 4A, 4B, 4C and 6 by Disbursing Agents shall be made in accordance with the provisions of the applicable Debt Securities Indenture and the Bucyrus South Street Lease and distributions will be made to Holders of record as of the Distribution Record Date.

      7.07.  Undeliverable Distributions.

      (a) Holding of Undeliverable Distributions. If any Allowed Claim or Equity Interest Holder's distribution is returned to the applicable Disbursing Agent as undeliverable, no further distributions shall be made to such Holder unless and until the Disbursing Agent is notified in writing of such Holder's then-current address. Undeliverable distributions shall remain in the possession of the applicable Disbursing Agent pursuant to this Article VII until such time as a distribution becomes deliverable. Upon request of the Reorganized Debtor, undeliverable cash (including dividends on the New Bucyrus Common Stock) shall not be entitled to any interest, dividends or other accruals of any kind.

      (b) After Distributions Become Deliverable. Within 20 days after the end of each calendar quarter following the Effective Date, the applicable Disbursing Agent shall make all distributions that become deliverable during the preceding calendar quarter.

      (c) Failure to Claim Undeliverable Distributions. Any Holder of an Allowed Claim that does not assert a Claim or Equity Interest pursuant to the Plan for an undeliverable distribution within five years after the Effective Date shall have its Claim for such undeliverable distribution discharged and shall be forever barred from asserting any such Claim or Equity Interest against the Reorganized Debtor or its respective property. In such cases, (i) any Cash held for distribution on account of such Claims or Equity Interests shall be property of the Reorganized Debtor, free of any restrictions thereon; and (II) any New Bucyrus Common Stock held for distribution on account of such Claims or Equity Interests shall be returned by the Disbursing Agent to the Reorganized Debtor and shall be canceled and of no further force or effect. Nothing contained in the Plan shall require the Disbursing Agents to attempt to locate any Holder of an Allowed Claim or an Allowed Equity Interest.

      (d) Compliance with Tax Requirements. In connection with the Plan, to the extent applicable, each Disbursing Agent shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements.

D.    Distribution Record Date.

      7.08. As of the close of business on the Distribution Record Date, the respective transfer registers for each of the Impaired Debt Securities in Classes 2A, 2B, 4A, 4B, 4C and 6 as maintained by the Debtors, the respective Indenture Trustee or their respective agents, shall be closed and the transfer of Impaired Debt Securities, or any interest therein, will be prohibited. Moreover, the Disbursing Agents shall have no obligation to recognize the transfer of any Impaired Debt Securities in such Classes occurring after the Distribution Record Date, and shall be entitled for all purposes herein to recognize and deal only with those Holders of record as of the close of business on the Distribution Record Date.

E.    Timing and Calculation of Amounts to be Distributed.

      7.09. On the Effective Date, each Holder of an Allowed Claim or Allowed Equity Interest against the Debtors shall receive the full amount of the distributions that the Plan provides for Allowed Claims or Allowed Equity Interests in the applicable Class. Beginning on the date that is twenty (20) calendar days after the end of the calendar quarter following the Effective Date and twenty (20) calendar days after the end of each calendar quarter thereafter, distributions shall also be made, pursuant to Section 8.03 below, to Holders of Disputed Claims or Disputed Equity Interests in any such Class whose Claims or Equity Interests were Allowed during the preceding calendar quarter. Such quarterly distributions shall also be in the full amount that the Plan provides for Allowed Claims or Allowed Equity Interests in the applicable Class.

F.    Distribution and Fractional Securities.

      7.10. Notwithstanding any other provisions of the Plan, only whole numbers of shares of New Bucyrus Common Stock shall be issued. When any distribution on account of an Allowed Claim or Allowed Equity Interest would otherwise result in the issuance of a number of shares of New Bucyrus Common Stock that is not a whole number, the Disbursing Agents shall aggregate and sell all fractional shares of New Bucyrus Common Stock otherwise distributable in accordance with the Plan at then prevailing prices and distribute the net proceeds to Holders of Claims or Interests otherwise entitled thereto.

G.    Setoffs.

      7.11. The Reorganized Debtor may, pursuant to section 553 of the Bankruptcy Code or other applicable law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim, other than any distributions to the Holder of the Allowed Class 4B Claim pursuant to Section 3.09(b)(y), the claims, rights and Causes of Action of any nature that the Debtors or Reorganized Debtor may hold against the Holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or Reorganized Debtor of any such claims, rights and Causes of Action that the Debtors or Reorganized Debtor may possess against such Holder.

H.    Surrender of Canceled Instruments or Securities.

      7.12. As a condition precedent to receiving any distribution pursuant to the Plan on account of any Allowed Claim or Allowed Equity Interest evidenced by the instruments, securities, stock certificates or other documentation canceled pursuant to Article V above, the Holder of such Claim or Equity Interest shall tender the applicable instruments, securities, stock certificates or other documentation evidencing such Claim or Equity Interest to the applicable Disbursing Agent. Any New Bucyrus Common Stock to be distributed pursuant to the Plan on account of any such Claim or Equity Interest shall, pending such surrender, be treated as an undeliverable distribution pursuant to Section 7.07.

I.    Impaired Debt Securities.

      7.13. Each Holder of an Allowed Claim evidenced by an Impaired Debt Security shall tender such notes or debentures to the applicable Disbursing Agent in accordance with written instructions to be provided to such Holders by the applicable Disbursing Agent as promptly as practicable following the Effective Date. Such instructions shall specify that delivery of such notes or debentures will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such notes or debentures with a letter of transmittal in accordance with such instructions. All surrendered Impaired Debt Securities shall be marked as canceled and delivered by the Disbursing Agent to the Reorganized Debtor.

J.    Holdings Stock Certificates.

      7.14. Each Holder of an Allowed Equity Interest evidenced by a stock certificate shall tender such stock certificate to the applicable Disbursing agent in accordance with written instructions to be provided to such Holders by the applicable Disbursing Agent as promptly as practicable following the Effective Date. Such instructions shall specify that delivery of such stock certificates will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such stock certificates with a letter of transmittal in accordance with such instructions. All surrendered stock certificates shall be marked as canceled and delivered by the Disbursing Agent to the Reorganized Debtor.

K.    Failure to Surrender Canceled Impaired Debt Securities or
      Canceled Holdings Stock Certificates.

      7.15. Any Holder of Impaired Debt Securities or Holdings Stock certificates that fails to surrender or is deemed to have failed to surrender the applicable notes, debentures or stock certificates required to be tendered hereunder within five (5) years after the Effective Date shall have its Claim or Equity Interest for a distribution pursuant to the Plan on account of such Impaired Debt Securities or Holdings Stock discharged and shall be forever barred from asserting any such Claim against the Reorganized Debtor or its property. In such cases, any Cash, New Bucyrus Common Stock held for distribution on account of such Claim or Equity Interest shall be disposed of pursuant to Section 7.07(c).

L.    Lost, Stolen, Mutilated or Destroyed Impaired Debt
Securities or Stock Certificates.

      7.16. In addition to any requirements under the applicable Debt Securities Indenture, any Holder of a Claim evidenced by an Impaired Debt Security that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such Impaired Debt Security, deliver to the Disbursing Agent: (a) evidence satisfactory to the Disbursing Agent of the loss, theft, mutilation or destruction; and (b) such security or indemnity as may be required by the Disbursing Agent to hold the Disbursing Agent harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of an Impaired Debt Security. Upon compliance with this Section 7.16 by a Holder of a Claim evidenced by an Impaired Debt Security, such Holder shall, for all purposes under the Plan, be deemed to have surrendered an Impaired Debt Security.

      7.17. In addition to any requirements under applicable law, any Holder of Holdings Stock evidenced by a stock certificate that has been lost, stolen, mutilated or destroyed must, in lieu of surrendering such stock certificate, deliver to the Disbursing Agent: (a) evidence satisfactory to the Disbursing Agent of the loss, theft, mutilation or destruction; and (b) such security or indemnity as may be required by the Disbursing Agent to hold the Disbursing Agent harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of a stock certificate evidencing Holdings Stock. Upon compliance with these requirements, a Holder of Holdings Stock evidenced by a stock certificate will, for all purposes under the Plan, be deemed to have surrendered a stock certificate.

M.    Cancellation of Existing Indentures and Bucyrus South
      Street Lease.

      7.18. The cancellation of the Debt Securities Indentures under Section 5.02(g) shall not impair the rights of Holders of Impaired Debt Securities to receive distributions on account of such Claims under the Plan, nor shall such cancellation impair the rights of the Indenture Trustees to enforce their Indenture Trustee Charging Liens, if any, under the Debt Securities Indentures and the Bucyrus South Street Lease. The Impaired Debt Securities shall not be canceled other than under Section 5.02(g) of the Plan.

N.    Release of Indenture Trustee Charging Liens.

      7.19. On or as soon as practicable after the Effective Date, in full satisfaction of the Allowed Claims secured by Indenture Trustee Charging Liens in Classes 2A, 2B, 4A, 4B, 4C and 6, the respective Indenture Trustee shall receive Cash in an amount equal to the amount of such Claims, and any Indenture Trustee Charging Liens shall be released. Distributions received by Holders of Allowed Impaired Debt Securities Claims pursuant to the Plan shall not be reduced on account of such payment of Allowed Claims secured by Indenture Trustee Charging Liens.

O.    Allocation of Distributions to Holders of Allowed Claims.

      7.20. All payments made pursuant to the Plan to a Holder of an Allowed Claim which includes accrued but unpaid interest shall be allocated first to the principal amount of the Allowed Claim and then to such accrued but unpaid interest to the extent that the amount of the payments made under the Plan to such Holder exceed the principal amount of such Claim.


                               ARTICLE VIII

                 PROCEDURES FOR RESOLVING DISPUTED CLAIMS

A.    Prosecution of Objections to Claims.

      8.01. Except as provided by Section 8.02, (a) after the Confirmation Date, only the Debtors and the Reorganized Debtor shall have the authority to File objections, settle, compromise, withdraw or litigate to judgment objections to Claims or Equity Interests, and (b) the Debtors and the Reorganized Debtor may settle or compromise any Disputed Claim or Equity Interest without approval of the Bankruptcy Court.

      8.02. If the Holder of the Allowed Class 4B Claim votes to accept the Plan on or prior to the Voting Receipt Date and executes and delivers the undertaking described in Section 9.06 of the Plan, after the Confirmation Date, (a) the Holder of the Allowed Class 4B Claim shall have the exclusive right and authority as a representative of the Debtors' Estates to file objections, request estimation of, settle, compromise, withdraw or litigate to judgment objections to Claims or Equity Interests of Non-Released Persons, and to consent to the allowance of such Claims or Equity Interests, (b) the Holder of the Allowed Class 4B Claim may settle or compromise any Disputed Claim or Equity Interest of a Non-Released Person without approval of the Bankruptcy Court, and (c) Confirmation will constitute appointment of the Holder of the Allowed Class 4B Claim as the representative of the Debtors' Estates for the purposes described in clauses (a) and (b) pursuant to section 1123(b)(3)(B) of the Bankruptcy Code.

B.    Estimation of Claims.

      8.03. Except as provided by Section 8.02, the Debtors or the Reorganized Debtor may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the Reorganized Debtor has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimated any contingent or unliquidated Claim, that estimated amount will constitute either the allowed amount of such Claims or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or the Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

C.    Payments and Distributions on Disputed Claims.

      8.04. Notwithstanding any provision in the Plan to the contrary, no partial payments and no partial distributions will be made with respect to a Disputed Claim or Disputed Equity Interest until the resolution of such disputes by settlement or Final Order. Subject to the provisions of this Section 8.04, as soon as practicable after a Disputed Claim or Disputed Equity Interest becomes an Allowed Claim or Allowed Equity Interest, the Holder of such Allowed Claim or Allowed Equity Interest will receive all payments and distributions to which such Holder is then entitled under the Plan. Notwithstanding the foregoing, any Person who holds both an Allowed Claim(s) or Allowed Equity Interest(s) and a Disputed Claims(s) or Disputed Equity Interest(s) will receive the appropriate payment or distribution on the Allowed Claims(s) or Allowed Equity Interest(s), although no payment or distribution will be made on the Disputed Claim(s) or Disputed Equity Interest(s) until such dispute is resolved by settlement or Final Order.


                                ARTICLE IX

                      RELEASE AND RELATED PROVISIONS

A.    Subordination.

      9.01. The classification and manner of satisfying all Claims and Equity Interests and the respective distributions and treatments under the Plan take into account and/or conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code or otherwise, and any and all such rights are settled, compromised and released pursuant to the Plan. The Confirmation Order shall permanently enjoin, effective as of the Effective Date, all Persons and entities from enforcing or attempting to enforce any such contractual, legal and equitable subordination rights satisfied, compromised and settled pursuant to this Section 9.01.

B.    Limited Release of Directors, Officers and Employees.

      9.02. As of the Effective Date, the Debtors shall be deemed to have waived and released their present and former directors, officers and employees from any and all Causes of Action of the Debtors (including claims which the Debtors or Debtors in Possession otherwise have legal power to assert, compromise or settle in connection with the Chapter 11 Cases) arising on or prior to the Effective Date; provided, however, that this provision shall not operate as a waiver or release of any Cause of Action (i) in respect to any loan, advance or similar payment by the Debtors to any such person or (ii) in respect of any contractual obligation owed by such person to the Debtors.

C.    Release in Respect of Becor Transactions and Certain Other
      Matters.

      9.03. All payments and distributions received hereunder by Holders of Allowed Claims against and Allowed Equity Interests in the Debtors or the Reorganized Debtor shall be final and shall not be subject to avoidance, disgorgement, reallocation or challenge in respect of all Causes of Action by reason of, arising from, or in connection with or related in any way to the Released Matters (as defined below). Except as provided in Sections 9.04 and 9.05, as of the Effective Date, the Debtors and the Reorganized Debtor (collectively, the "Releasors") shall be deemed, for good and valuable consideration, to have released and discharged all holders of Allowed Claims against and all holders of Allowed Equity Interests in the Debtors or the Reorganized Debtor, and any and all of their respective successors, predecessors, assignors, assignees, parent, subsidiaries, stockholders, affiliates, present and former directors, trustees, officers, employees, agents, attorneys, accountants, investment bankers and financial advisors, and in the case of a partnership, its present and former partners, and in the case of individuals, their respective heirs, receivers, conservators, beneficiaries, executors and administrators (and any other person who, within the meaning of Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, "controls," is "controlled by" or is under "common control" with, any of such persons), past or present, (collectively, the "Released Persons") from any and all Causes of Action (including claims which the Debtors or Debtors in Possession have legal power to assert, compromise or settle in connection with the Chapter 11 Cases) any of the Releasors ever had, now has, hereafter can, shall or may have against any of the Released Persons by reason of, arising from or in connection with or related in any way to (i) the Becor Transactions, (ii) the administration, collection or renegotiation of the Impaired Debt Securities, (iii) the acquisition or disposition by any Released Person of, or any other action taken or not taken by any Released Person in connection with, or the status of any Released Person as a holder of, any indebtedness or equity or debt securities of, the Debtors or the Reorganized Debtor or (iv) the restructuring of the Claims and Equity Interests which are the subject of this Plan and the negotiation, formulation or preparation of the Plan (items (i) through (iv) are collectively referred to as the "Released Matters").

      9.04 The release contained in Section 9.03 shall not apply to or otherwise release any Cause of Action which a Releasor may have against the Broad Street Fund, Goldman, the South Street Funds, Greycliff Partners, Ltd. or any of their respective successors, predecessors, assignors, assignees, parent, subsidiaries, stockholders, affiliates, present and former directors, trustees, officers, employees, agents, attorneys, accountants, investment bankers and financial advisors, and in the case of a partnership, its present and former partners, and in the case of individuals, their respective heirs, receivers, conservators, beneficiaries, executors and administrators (and any other person who, within the meaning of Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, "controls," is "controlled by" or is under "common control" with, any of such persons), past or present, in each case acting in such capacity (collectively, the "Non-Released Persons"), other than a Cause of Action relating to an Allowed Claim or Allowed Equity Interest.

      9.05. The release contained in Section 9.03 shall not extend to, affect, release, modify or discharge any obligation under this Plan or under any contract, instrument, release, indenture or other agreement entered into or assumed in connection with this Plan.

D.    Preservation of Rights of Action.

      9.06. Except as otherwise provided in the Plan or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtor shall retain and may enforce any claims, rights and Causes of Action that the Debtors or the Estates may hold against any entity. If the Holder of the Allowed Class 4B Claim votes to accept the Plan on or prior to the Voting Receipt Date, then after the Effective Date such Holder shall have the exclusive right and authority, in its sole discretion, to do the following, conditioned upon the execution and delivery by such Holder prior to the Confirmation Date of an undertaking, in form and substance satisfactory to the Debtors and the Creditors Committee, indemnifying and holding harmless the Debtors and the Reorganized Debtor with respect to all claims, losses, expenses and other liabilities arising from or related to such Holder's exercise of its exclusive right and authority under Sections 8.02, 9.06 and 9.07:

      (a) to exercise as a representative of the Debtors in Possession any powers of the Debtors in Possession under section 544, 547 and 548 of the Bankruptcy Code with respect to Non-Released Persons; and

      (b) to pursue as a representative of the Debtors' Estates any claims, rights or Causes of Action of the Debtors or the Debtors in Possession existing on the Confirmation Date against Non-Released Persons, including without limitation any Causes of Action against a Non-Released Person arising from the exercise of the powers of the Debtors in Possession under sections 544, 547 and 548 of the Bankruptcy Code.

The Reorganized Debtor may pursue as appropriate any other retained claims, rights or Causes of Action (including claims, rights or Causes of Action that the Holder of the Allowed Class 4B Claim does not have the right to pursue pursuant to clauses
(a) and (b) of this Section 9.06), in accordance with the best interests of the Reorganized Debtor.

      9.07. If the Holder of the Allowed Class 4B Claim votes to accept the Plan on or prior to the Voting Receipt Date and executes and delivers the undertaking described in Section 9.06, Confirmation will constitute appointment of the Holder of the Allowed Class 4B Claim as the representative of the Debtors' Estates for the purposes described in Section 9.06 pursuant to section 1123(b)(3)(B) of the Bankruptcy Code.

      9.08. From and after the Confirmation Date, neither the Debtors nor the Reorganized Debtor shall enter into or assume any contract, instrument, release, indenture or other agreement in connection with the Plan or otherwise which provides for the indemnification or holding harmless of any Non-Released Person with respect to an objection to a Claim or Equity Interest or a Cause of Action that the Holder of the Allowed Class 4B Claim has the exclusive right and authority to pursue pursuant to Sections 8.02, 9.06 and 9.07.

      9.09. Nothing in this Article IX shall affect any right of a Person to assert allegations, seek discovery or offer evidence concerning the acts or omissions of any Person occurring prior to the Petition Date in an action or proceeding relating to a Cause of Action that is not released, satisfied, compromised or settled pursuant to this Article IX.


                                 ARTICLE X

                      REGISTRATION AND RELATED RIGHTS

      10.01. Each recipient of ten percent (10%) or more of the New Bucyrus Common Stock pursuant to this Plan shall have the benefit of the registration and related rights set forth in the New Bucyrus Registration Rights Agreement, subject to the restrictions and limitations set forth therein.


                                ARTICLE XI

                   CONDITIONS PRECEDENT TO CONFIRMATION
                       AND CONSUMMATION OF THE PLAN

A.    Conditions Precedent to Confirmation.

      11.01. It is a condition to Confirmation that the Bankruptcy Court shall have entered an order or orders, which may be the Confirmation Order, approving the Reorganization
Documents, authorizing the Debtors and the Reorganized Debtor to enter into the Reorganization Documents and the transactions contemplated thereby.

      11.02. It is a condition to Confirmation that, at the Debtors' option, the New South Street Credit Agreement shall provide the Reorganized Debtor with a term loan credit facility substantially in the amounts and on the terms and conditions as set forth in the South Street Term Sheet.

B.    Conditions Precedent to Consummation.

      11.03. It is a condition to Consummation of the Plan that the Confirmation Order shall have been entered.

C.    Waiver of Conditions.

      11.04.  The Debtors may waive the condition set forth in
Section 11.01 in a writing executed by each of them.


                                ARTICLE XII

                         RETENTION OF JURISDICTION

      12.01. Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases after the Effective Date as legally permissible, including such jurisdiction as the Bankruptcy Court had prior to entry of the Confirmation Order, to:

      (a) Allow, disallow, determine, liquidate, classify, estimate or establish the priority of secured or unsecured status of any Claim, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims;

      (b) Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

      (c) Resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including those matters related to the amendment after the Effective Date pursuant to Article VI above to add any executory contracts or unexpired leases to the list of executory contracts and unexpired leases to be rejected;

      (d)   Ensure that distributions to Holders of Allowed
Claims and Allowed Equity Interests are accomplished pursuant to the provisions of the Plan, including ruling on any motion Filed pursuant to Article VIII;

      (e) Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date;

      (f) Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan or the Disclosure Statement, including to correct any defect, cure any omission or reconcile any inconsistency, except as provided in
Section 12.01(g) or elsewhere herein;

      (g) Resolve any cases, controversies, suits, or disputes that may arise in connection with the Consummation, interpretation or enforcement of the Plan or any Person s obligations incurred in connection with the Plan, except that such retention of jurisdiction shall not apply to any cases, controversies, suits or disputes that may arise in connection with the rights or obligations of the Reorganized Debtor or any other Person as the issuer or a Holder, respectively, of New Bucyrus Common Stock (other than the rights and obligations provided in Section 5.04), or any other agreements governing, instruments evidencing or documents relating to any of the foregoing, including the interpretation or enforcement of any rights, remedies or obligations under any of the foregoing;

      (h) Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with Consummation or enforcement of the Plan, except as otherwise provided herein;

      (i) Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

      (j) Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement, except as provided in
Section 12.01(g) or elsewhere herein; and

      (k)   Enter a Final Decree.


                               ARTICLE XIII

                         MISCELLANEOUS PROVISIONS

A.    Dissolution of Committee.

      13.01. Upon completion of all distributions contemplated by the Plan, the Creditors Committee shall dissolve and its members shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases.

B.    Payment of Statutory Fees.

      13.02.  All fees payable pursuant to section 1930 of title
28 of the United States Code, as determined by the Bankruptcy
Court at the hearing pursuant to section 1128 of the Bankruptcy
Code, shall be paid on or before the Effective Date.

C.    No Interest.

      13.03. Except as expressly stated in the Plan, or as allowed by the Bankruptcy Court, no interest, penalty or late charge is to be allowed on any Claim subsequent to the Petition
Date.

D.    Discharge of Debtors.

      13.04. Except as otherwise provided in the Plan or the Confirmation Order, Confirmation shall (a) operate as a discharge, in accordance with section 1141(d)(1) of the Bankruptcy Code, effective as of the Effective Date, of any and all debts (as such term is defined in section 101(12) of the Bankruptcy Code) or Claims against the Debtors and the Reorganized Debtor that arose at any time before the Effective Date, including, but not limited to, all principal and interest, whether accrued before, on, or after the Petition Date and (b) terminate all rights and interests of Holders of Old Bucyrus Common Stock, Holdings Stock and Holdings Stock Options. On the Effective Date, as to every discharged debt and Claim, the Holder of such debt or Claim shall be permanently precluded from asserting against any of the Debtors, the Reorganized Debtor, or against any of their respective assets or property, any other and further Claim based upon any document, instrument or act, omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date. Without limiting the generality of the foregoing, upon the Effective Date, the Debtors and the Reorganized Debtor shall be discharged from any debt that arose before the Effective Date, and any debt of a kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, to the full extent permitted by section 1141(d)(1)(A) of the Bankruptcy Code. Except as otherwise specifically provided herein, nothing in the Plan shall be deemed to waive, limit or restrict in any way the discharge granted upon Confirmation under section 1141 of the Bankruptcy Code and effective as of the Effective Date.

E.    Injunction.

      13.05. On the Effective Date, all entities who have been, are, or may be Holders of Allowed Claims or Allowed Equity Interests shall be enjoined from taking any of the following actions against or affecting the Debtors, the Reorganized Debtor or their respective Estates and property with respect to such Allowed Claims or Allowed Equity Interests (other than actions brought to enforce any rights or obligations under the Plan and appeals, if any, from the Confirmation Order):

            (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind against the Debtors, the Reorganized Debtor or their respective Estates and property, or any direct or indirect successor in interest to any of the Debtors or the Reorganized Debtor, or any assets or property of such transferee or successor;

            (b) enforcing, levying, attaching, collecting or otherwise recovering by any manner or means whether directly or indirectly any judgment, award, decree or order against the Debtor, the Reorganized Debtor or their respective Estates and property, or any direct or indirect successor in interest to any of the Debtors or the Reorganized Debtor, or any assets or property of such transferee or successor;

            (c) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any Lien against the Debtors, the Reorganized Debtors or their respective Estates and property, or any direct or indirect successor in interest to any of the Debtors or the Reorganized Debtor, or any assets or property of such transferee or successor other than as contemplated by the Plan;

            (d) asserting any set-off, right of subrogation or recoupment of any kind, directly or indirectly against any obligation due the Debtors, the Reorganized Debtor or their respective Estates and property, or any direct or indirect successor in interest to any of the Debtors or the Reorganized Debtor, or any assets or property of such transferee or successor; and

            (e) proceeding in any manner in any place whatsoever that does not conform to or comply with the provisions of the Plan.

      13.06. Except as provided herein, as of the Effective Date, all non-Debtor entities are permanently enjoined from commencing or continuing in any manner, any action or proceeding, whether directly, derivatively, on account of or respecting any Claim, debt, right, Cause of Action or liability released or to be released pursuant to Article IX.

F.    Modification of Plan.

      13.07. The Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order. Without limiting the foregoing sentence, the Debtors reserve the right to amend the Plan to eliminate any distribution under the Plan to all Holders of Holdings Stock. Except as limited by Section 5.04(e), after the entry of the Confirmation Order, the Debtors or the Reorganized Debtor, as the case may be, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

G.    Revocation of Plan.

      13.08. The Debtors reserve the right, at any time prior to the entry of the Confirmation Order, to revoke or withdraw the Plan. If the Debtors revoke or withdraw the Plan, it shall be null and void and, in such event, nothing contained herein shall be deemed to constitute a waiver or release of any Causes of Action or Claims by or against the Debtors or any other entity or to prejudice in any manner the rights of either of the Debtors or any entity in any further proceeding involving a Debtor.

H.    Rules of Interpretation.

      13.09. For purposes of the Plan: (a) whenever from the context it is appropriate, each term, whether defined in the singular or the plural, shall include both the singular and the plural; (b) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or exhibit Filed, or to be Filed, means such document or exhibit, as it may have been or may be amended, modified or supplemented; (d) unless otherwise specified, all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or affect the interpretation of the Plan; and (g) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply.

I.    Computation of Time.

      13.10. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

J.    Governing Law.

      13.11. Except to the extent that the Bankruptcy Code or the Bankruptcy Rules are applicable, and subject to the provisions of any contract, instrument, release, indenture or other agreement or documents entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

K.    Severability.

      13.12. Should the Bankruptcy Court determine, prior to the Confirmation Date, that any provision of the Plan is illegal on its face or illegal as applied to any Claim or Equity Interest, such provision shall be unenforceable either as to all Holders of Claims or Equity Interests or as to the Holder of such Claim or Equity Interest as to which such provision is unenforceable, respectively. Such a determination of unenforceability shall in no way limit or affect the enforceability or operative effect of any other provision of the Plan.

L.    Successors and Assigns.

      13.13. The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such entity.

Dated: September 19, 1994,
       as modified December 1, 1994

                     B-E HOLDINGS, INC.



                     By: /s/ William B. Winter
                     Title: Chairman and Chief Executive Officer



                     BUCYRUS-ERIE COMPANY



                     By:/s/ William B. Winter
                     Title: Chairman and Chief Executive Officer



                     MILBANK, TWEED, HADLEY & McCLOY



                     By:/s/ John G. Gellene
                       (A Member of the Firm)
                       1 Chase Manhattan Plaza
                       New York, New York 10005
                       (212) 530-5000

                     Reorganization Counsel for Bucyrus-Erie
                     Company


                     HOWARD, SOLOCHEK & WEBER S.C.



                     By:/s/ Albert Solochek
                       (A Member of the Firm)
                       324 East Wisconsin Avenue
                       Milwaukee, Wisconsin  53202
                       (414) 272-0760

                     Reorganization Counsel for
                     B-E Holdings, Inc.

                                             EXHIBIT A TO THE
                                          SECOND AMENDED JOINT
                                        PLAN OF REORGANIZATION



                              RESTATED BYLAWS

                                    OF

                           BUCYRUS-ERIE COMPANY

           Incorporated under the Laws of the State of Delaware


                                 ARTICLE I

                                  GENERAL

      Section 1.1. Effectiveness of Bylaws. These Bylaws have been adopted in accordance with the provisions of the Second Amended Joint Plan of Reorganization of B-E Holdings, Inc. and Bucyrus-Erie Company (as amended, modified or supplemented from time to time, the "Plan") under chapter 11 of title 11, United States Code (the "Bankruptcy Code") in proceedings under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Wisconsin. These Bylaws shall constitute the Bylaws of the Corporation and shall be effective for all purposes as of the Effective Date (as defined in the Plan) of the Plan.


                                ARTICLE II

                            OFFICE AND RECORDS

      Section 2.1. Delaware Office. The principal office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

      Section 2.2. Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

      Section 2.3. Books and Records. The books and records of the Corporation may be kept at the Corporation's principal executive offices in South Milwaukee, Wisconsin or at such other locations outside the State of Delaware as may from time to time be designated by the Board of Directors.


                                ARTICLE III

                               STOCKHOLDERS

      Section 3.1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on the last Wednesday in April of each year, if not a legal holiday, and if a legal holiday then on the next succeeding business day, at 1:00 p.m., local time, at the principal executive offices of the Corporation, or at such other date, place and/or time as may be fixed by resolution of the Board of Directors. The first annual meeting of stockholders following the Effective Date will take place in 1996 following completion of the Corporation's fiscal year ending December 31, 1995 at such time and place determined in accordance with the immediately preceding sentence (the "1996 Annual Meeting").

      Section 3.2. Special Meeting. Subject to the rights of the holders of any series or class of stock as set forth in the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") to elect additional directors under specified circumstances, special meetings of the stockholders may be called only by the Chairman of the Board, by the Board of Directors pursuant to a written request signed by not less than three directors and delivered to the Secretary or by the President or the Secretary upon the written request, stating the time, place, and the purpose or purposes of the meeting, of stockholders who together own of record a majority of the outstanding stock of all classes entitled to vote at such meeting.

      Section 3.3. Place of Meeting. The Board of Directors may designate the place of meeting for any meeting of the stockholders. If no designation is made by the Board of Directors, the place of meeting shall be the principal executive offices of the Corporation.

      Section 3.4. Notice of Meeting. Written or printed notice, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be prepared and delivered by the Corporation not less than ten days nor more than sixty days before the date of the meeting, either personally, or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived as provided in Section 7.2 of these Bylaws. Any previously scheduled meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

      Section 3.5. List of Stockholders. A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at the Corporation's principal executive offices. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

      Section 3.6. Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such business. The chairman of the meeting or a majority of the voting power of the shares of Voting Stock so represented may adjourn the meeting from time to time, whether or not there is such a quorum (or in the case of specified business to be voted on as a class or series, the chairman or a majority of the shares of such class or series so represented may adjourn the meeting with respect to such specified business). No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

      Section 3.7. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or as otherwise permitted by law, or by his or her duly authorized attorney-in-fact. Such proxy must be filed with the Secretary of the Corporation or his or her representative at or before the time of the meeting.

      Section 3.8.  Notice of Stockholder Business and
Nominations.

      (A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting delivered pursuant to Section 3.4 of these Bylaws, (b) by or at the direction of the Chairman of the Board or pursuant to a written request signed by not less than three directors and delivered to the Secretary or (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (2) and (3) of paragraph (A) of this Bylaw and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

      (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than seventy days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

      (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least eighty days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

      (B) Special Meeting of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Section 3.4 of these Bylaws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Bylaw and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice as required by paragraph (A)(2) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

      (C) General. (1) Only persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

      (2) For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

      (3) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

      Section 3.9. Procedure for Election of Directors; Required Vote. Other than the election of directors at any meeting of stockholders of the Corporation held prior to the annual meeting of stockholders to be held in 1997 (the "1997 Annual Meeting"), which shall occur as provided in Section 5.04 of the Plan, election of directors at all meetings of the stockholders at which directors are to be elected shall be by written ballot, and except as otherwise set forth in the Certificate of Incorporation with respect to the right of the holders of any series or class of stock to elect additional directors under specified circumstances, a plurality of the votes cast thereat shall elect the directors. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all matters other than the election of directors submitted to the stockholders at any meeting shall be decided by a majority of the votes cast with respect thereto. Prior to the 1997 Annual Meeting, this Section
3.9 of these Bylaws shall not be amended, added to, rescinded or repealed.

      Section 3.10.  Inspectors of Elections; Opening and
Closing the Polls.

      (A) The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware (the "GCL").

      (B) The chairman of the meeting shall fix and announce at the meeting the time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

      Section 3.11. No Stockholder Action by Written Consent. Subject to the rights of the holders of any series or class of stock as set forth in the Certificate of Incorporation to elect additional directors under specific circumstances or to consent to specific actions taken by the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.


                                ARTICLE IV

                            BOARD OF DIRECTORS

      Section 4.1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

      Section 4.2. Number, Tenure and Qualifications. Subject to the rights of the holders of any series or class of stock as set forth in the Certificate of Incorporation to elect directors under specified circumstances, as provided in Section 5.04(b) of the Plan from the Effective Date (as defined in the Plan) until the 1997 Annual Meeting, the Board of Directors shall consist of seven members, and thereafter the number of directors shall be fixed from time to time by the Board of Directors, but shall consist of not more than fifteen nor less than three directors. Upon the Effective Date, the Board of Directors shall consist of those directors selected as provided in Section 5.04 of the Plan (the "Original Directors"). Each Original Director shall hold office from and after the Effective Date until the 1996 Annual Meeting, and from and after the 1996 Annual Meeting until the 1997 Annual Meeting as provided in Section 5.04 of the Plan, and otherwise pursuant to the terms of the Certificate of Incorporation, the Plan, these By-Laws and the GCL, and until their successors have been duly elected, or appointed pursuant to
Section 4.7(B) of these Bylaws and qualified. Directors shall be elected annually and shall hold office from the time of such director's election and qualification until their successors shall have been duly elected and qualified. At each succeeding annual meeting of stockholders of the Corporation beginning with the 1997 Annual Meeting, if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created. Prior to the 1997 Annual Meeting, this
Section 4.2 of these Bylaws shall not be amended, added to, rescinded or repealed except (x) by resolution of the Board of Directors increasing the number of directors passed at a meeting thereof by not less than two-thirds of the number of directors fixed from time to time by these Bylaws, or (y) by resolution of the Board of Directors increasing the number of directors passed at a meeting thereof in connection with any transaction involving the Corporaiton that requires approval of the stockholders of the Corporation under the GCL and that is approved at such meeting, provided that in either case notice of the proposed change was given in a notice given no less than twenty-four hours prior to the meeting.

      Section 4.3. Regular Meetings. A regular meeting of the Board of Directors shall be held without notice other than this Bylaw immediately after the Annual Meeting of Stockholders at the principal executive offices of the Corporation or at such other place as may be fixed by resolution of the Board of Directors. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without notice other than such resolution.

      Section 4.4. Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board, the President or not less than three directors.
The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

      Section 4.5. Notice. Notice of any special meeting shall be given to each director at his or her business or residence in writing by hand delivery, overnight mail, courier service, telegram or facsimile transmission or orally by telephone communication. If by telegram, overnight mail, or courier service such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or its notice is delivered to the overnight mail or courier service company at least twenty-four hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twenty-four hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least twelve hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws as provided under Section 9.1 of these Bylaws. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting as provided in Section 7.4 of these Bylaws.

      Section 4.6.  Quorum.  A majority of the Board of
Directors shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

      Section 4.7.   Vacancies; Vacancies Prior to the 1997
Annual Meeting.

   (A) Subject to the rights of the holders of any series or class of stock as set forth in the Certificate of Incorporation to elect additional directors under specified circumstances, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

   (B) Notwithstanding the provisions of Section 4.7(A) of these Bylaws, if prior to the 1997 Annual Meeting, there shall be a vacancy in the Board of Directors resulting from the death, resignation, retirement or removal for cause (an "Original Director Vacancy Event") of any Original Director, the provisions of this Section 4.7(B) of these Bylaws shall govern the appointment of a successor to fill the remainder of the original unexpired term of office of such Original Director. If an Original Director Vacancy Event shall occur in respect of an Original Director (or any successor thereto) prior to the 1997 Annual Meeting who is: (i) a director nominated by the Board of Directors of the Corporation prior to the Effective Date of the Plan, the Board of Directors shall appoint an officer of the Corporation who served in such capacity prior to the Effective Date of the Plan, or, in the absence of any such person, an officer of the Corporation then serving in such capacity; (ii) a director selected by the Holder of the Allowed Class 4B Claim (as defined in the Plan) (a "Class 4B Director") the remaining Class 4B Directors (or their successors) shall appoint the successor to such Class 4B Director, provided, however, if an Original Director Vacancy Event occurs in respect of (x) both Class 4B Directors or (y) the remaining Class 4B Director prior to the appointment of a successor to the other Class 4B Director, then, if at the time the Original Director Vacancy Event described in sub-clause (x) or (y) occurs, Jackson National Life Insurance Company owns (1) 30% or more of the then issued and outstanding shares of Common Stock, the President of Jackson National Life Insurance Company shall appoint successors to such Class 4B Directors or (2) less than 30% of the then issued and outstanding shares of Common Stock, a majority of the remaining Original Directors shall appoint successors to such Class 4B Directors; or
(iii) a director selected by the Creditors Committee (as defined in the Plan) (a "Committee Director") the remaining Committee Directors (or successors) shall appoint the successor to such Committee Director, provided, however, if an Original Director Vacancy Event occurs in respect of (x) all Committee Directors or
(y) the remaining Committee Director prior to the appointment of a successor to the other Committee Director, a majority of the remaining Original Directors shall appoint successors to such Committee Directors. Prior to the 1997 Annual Meeting, this
Section 4.7(B) of these Bylaws shall not be amended, added to, rescinded or repealed.

      Section 4.8. Committees of the Board of Directors. The Board of Directors may from time to time, by resolution passed by a majority of the Board of Directors, designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise such powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as provided in such resolution, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except as otherwise provided by law. Unless the resolution of the Board of Directors expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Any such committee may adopt rules governing the method of calling and time and place of holding its meetings. Unless otherwise provided by the Board of Directors, a majority of any such committee (or the member thereof, if only one) shall constitute a quorum for the transaction of business, and the vote of a majority of the members of such committee present at a meeting at which a quorum is present shall be the act of such committee. Each such committee shall keep a record of its acts and proceedings and shall report thereon to the Board of Directors whenever requested so to do. Any or all members of any such committee may be removed, with or without cause, by resolution of the Board of Directors, passed by a majority of the Board of Directors.

      Section 4.9. Removal. Any director may be removed from office at any time, but only for cause or otherwise pursuant to the GCL. Prior to the 1997 Annual Meeting, this Section 4.9 of these Bylaws shall not be amended, added to, rescinded or repealed.

      Section 4.10.  Action by Consent of Board of Directors.
Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

      Section 4.11. Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

      Section 4.12. Records. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board of Directors and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.


                                 ARTICLE V

                                 OFFICERS

      Section 5.1. Elected Officers. The elected officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer and a Controller, and such other officers, as the Board of Directors from time to time may deem proper. The Chairman of the Board shall be chosen from the directors. All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article V. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors. The Board of Directors may from time to time elect, or the Chairman of the Board or the President may appoint, such other officers (including one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and Assistant Controllers) and such agents, as may be necessary.

      Section 5.2. Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Subject to Section 5.13 of these Bylaws, each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until such officer shall resign.

      Section 5.3. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors and shall be the Chief Executive Officer. The Chairman of the Board shall be responsible for the general management of the affairs of the Corporation, shall make reports to the Board of Directors and the stockholders and shall perform all duties incidental to such office which may be required by law and all such other duties as are properly required by the Board of Directors. The Chairman of the Board may employ and discharge employees and agents of the Corporation, except such as shall be elected or appointed by the Board of Directors, and he may delegate these powers. The Chairman of the Board shall also have such other powers and duties as may be delegated to him by the Board of Directors. The Chairman of the Board shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. The Chairman of the Board may sign, alone or with the Secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates, contracts, and other instruments of the Corporation as authorized by the Board of Directors.

      Section 5.4. President. The President shall act in a general executive capacity and shall assist the Chairman of the Board in the administration and operation of the Corporation's business and general supervision of its policies and affairs and shall have such other powers and duties as may from time to time be prescribed by the Bylaws, by Resolution of the Board of Directors or by the Chairman of the Board. The President shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all of the duties and may exercise all of the powers of the Chairman of the Board and shall preside at all meetings of stockholders and of the Board of Directors. The President may sign, alone or with the Secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates, contracts, and other instruments of the Corporation as authorized by the Board of Directors.

      Section 5.5. Vice President. Each Vice President shall have such powers and perform such duties as may be prescribed by the Bylaws, by Resolution of the Board of Directors or by the Chairman of the Board. The performance of any duty by a Vice President shall, in respect of any other person dealing with the Corporation, be conclusive evidence of his power to act. Any Vice President may, by Resolution of the Board of Directors, be designated an Executive Vice President or a Senior Vice President.

      Section 5.6. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these Bylaws, and in case of absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board, the President, or the Board of Directors, upon whose request the meeting is called as provided in these Bylaws. The Secretary shall record or cause to be recorded all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned by the Board of Directors, the Chairman of the Board or the President. The Secretary shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chairman of the Board or the President, and attest to the same. The Secretary shall have charge of the stock ledger and such other books and papers as the Board of Directors may direct. The Secretary shall have all such further powers and duties as generally are incident to the office of Secretary or as may be prescribed by the Bylaws, by Resolution of the Board of Directors or by the Chairman of the Board.

      Section 5.7. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board or the President, taking proper vouchers for such disbursements. The Treasurer shall render to the Chairman of the Board, the President and the Board of Directors, whenever requested, an account of all transactions engaged in as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of duties in such amount and with such surety as the Board of Directors shall prescribe. The Treasurer shall have all such further powers and duties as generally are incident to the office of Treasurer or as may be prescribed by the Bylaws, by Resolution of the Board of Directors, or by the Chairman of the Board.

      Section 5.8. Controller. The Controller shall be the principal officer in charge of the accounts of the Corporation. The Controller shall render to the Board of Directors and the Chairman of the Board regularly and whenever otherwise required an account of the operation and financial condition of the Corporation. The Controller shall perform all the duties incidental to the office of Controller, and shall have such other powers and duties as may be prescribed by the Bylaws, by Resolution of the Board of Directors, or by the Chairman of the Board.

      Section 5.9. Assistant Treasurer. In the absence or inability to act of the Treasurer, any duly appointed Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer. The performance of any such duty shall, in respect of any other person dealing with the Corporation, be conclusive evidence of his power to act. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Chairman of the Board may assign to him.

      Section 5.10. Assistant Controllers. In the absence or inability to act of the Controller, any duly appointed Assistant Controller may perform all of the duties and exercise all the powers of the Controller. The performance of any such duty shall, in respect of any other person dealing with the Corporation, be conclusive evidence of his power to act. An Assistant Controller shall perform such other duties as the Controller or the Chairman of the Board may assign to him.

      Section 5.11. Assistant Secretaries. In the absence or inability to act of the Secretary, any duly appointed Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty shall, in respect of any other person dealing with the Corporation, be conclusive evidence of his power to act. An Assistant Secretary shall also perform such other duties as the Secretary or the Chairman of the Board may assign to him.

      Section 5.12. Removal. Any officer elected by the Board of Directors may be removed by a majority of the members of the Board of Directors whenever, in their judgment, the best interests of the Corporation would be served thereby. Any officer or agent appointed by the Chairman of the Board or the President may be removed by him whenever, in his judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of such officer's death, resignation, removal or the election of such officer's successor, whichever event shall first occur, except as otherwise provided in an employment contract or an employee plan.

      Section 5.13. Vacancies. A newly created office and a vacancy in any office because of death, resignation or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors. Any vacancy in an office appointed by the Chairman of the Board or the President because of death, resignation or removal may be filled by the Chairman of the Board or the President.


                                ARTICLE VI

                     STOCK CERTIFICATES AND TRANSFERS

      Section 6.1.  Stock Certificates and Transfers.

      (A) The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by the holder's attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

      (B) The certificates of stock shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of issue.

      Section 6.2. Lost, Stolen or Destroyed Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any authorized officer may in its or his discretion require.


                                ARTICLE VII

                         MISCELLANEOUS PROVISIONS

      Section 7.1.   Fiscal Year.  The fiscal year of the
Corporation shall begin on the first day of January and end on the thirty-first day of December of each year.

      Section 7.2. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

      Section 7.3. Seal. The seal of the Corporation shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board of Directors, the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

      Section 7.4.  Waiver of Notice.     Whenever any notice is
required to be given to any stockholder or director of the Corporation under the provisions of the GCL, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders of the Board of Directors need be specified in any waiver of notice of such meeting.

      Section 7.5. Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be made annually.

      Section 7.6.  Resignations.    Any Director or any officer,
whether elected or appointed, may resign at any time by serving written notice of such resignation on the Chairman of the Board, the President or the Secretary, and such resignation shall be deemed to be effective when said notice is received by the Chairman of the Board, the President or the Secretary or at such later date as is stated therein. No formal action shall be required of the Board of Directors or the stockholders to make any resignation effective.

      Section 7.7. Indemnification and Insurance. (A) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the GCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred by such indemnitee in connection therewith; provided, however, that, except as provided in paragraph (C) of this Bylaw with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

   (B) The right to indemnification conferred in paragraph (A) of this Bylaw shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the GCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this paragraph
(B) or otherwise.

   (C) If a claim under paragraphs (A) or (B) of this Bylaw is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right of an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the GCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Bylaw or otherwise shall be on the Corporation.

   (D) The right to indemnification and the advancement of expenses conferred in this Bylaw shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, provision of these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

   (E) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL.

   (F) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Bylaw with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

   (G) The rights to indemnification and to the advancement of expenses conferred in paragraphs (A) and (B) of this Bylaw shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.


                               ARTICLE VIII

                         CONTRACTS, PROXIES, ETC.

      Section 8.1. Contracts. Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the President or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors, the Chairman of the Board or the President may delegate contractual powers to others under such officer's jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

      Section 8.2. Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the President or the Vice President-Finance may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.


                                ARTICLE IX

                                AMENDMENTS

      Section 9.1. Amendments. Except as these Bylaws may expressly provide to the contrary, these Bylaws may be amended, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of the Board of Directors, in a notice given no less than twenty-four hours prior to the meeting.

                                              EXHIBIT B TO THE
                                          SECOND AMENDED JOINT
                                        PLAN OF REORGANIZATION



                   RESTATED CERTIFICATE OF INCORPORATION

                                    OF

                           BUCYRUS-ERIE COMPANY



      1. The name of the corporation (which is hereinafter referred to as the "Corporation") is "Bucyrus-Erie Company".

      2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 3, 1927 under the name Bucyrus-Erie Company. On April 30, 1985 the Certificate of Incorporation, as amended, was further amended to change the name of the Corporation to Becor Western Inc. and on February 4, 1988, in connection with the merger of B-E Merger Sub, Inc. into the Corporation, the Corporation's name was again changed to Bucyrus-Erie Company.

      3. Provision for the making and filing of this Restated Certificate of Incorporation is contained in an order dated December 1, 1994 of the United States Bankruptcy Court, Eastern District of Wisconsin (the "Bankruptcy Court") in In re B-E Holdings, Inc. and Bucyrus-Erie Company, Case Nos. 94-20786-RAE and 94-20787-RAE attached as Exhibit A to this Restated Certificate of Incorporation, confirming the Second Amended Joint Plan of Reorganization of B-E Holdings, Inc. and Bucyrus-Erie Company under chapter 11 of title 11, United States Code dated September 19, 1994, as modified December 1, 1994 (the "Plan").

      4. This Restated Certificate of Incorporation has been duly executed by the officers of the Corporation so designated in the Bankruptcy Court order in accordance with the applicable provisions of Sections 242, 245 and 303 of the General Corporation Law of the State of Delaware and, upon filing with the Secretary of State in accordance with Section 103 of the General Corporation Law of the State of Delaware (the "GCL"), shall thenceforth supersede the original Certificate of Incorporation and shall, as it may thereafter be amended in accordance with its terms and by law, be the Certificate of Incorporation of the Corporation.

      5. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:


                             ARTICLE I - NAME

      The name of the corporation (which is hereinafter referred to as the "Corporation") is:

                           Bucyrus-Erie Company


                      ARTICLE II - REGISTERED OFFICE

      The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.


                           ARTICLE III - PURPOSE

      The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.


                            ARTICLE IV - STOCK

      (A) Authorized Stock. The total number of shares of stock which the Corporation shall have authority to issue is Twenty Million (20,000,000) shares of Common Stock, par value $.01 per share (hereinafter referred to as "Common Stock").

      (B) Restriction on Issuance of Non-Voting Shares of Capital Stock. The Corporation shall not issue any non-voting equity securities; provided, however, that this provision included in this Restated Certificate of Incorporation in compliance with Section 1123(a)(6) of Title 11, United States Code (the "Bankruptcy Code") shall have no force and effect beyond that required by Section 1123(a)(6) of the Bankruptcy Code and shall be effective only for so long as Section 1123(a)(6) of the Bankruptcy Code is in effect and applicable to the Corporation.

      (C) Record Holders. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as may be required by law.


                            ARTICLE V - BYLAWS

      (A) In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors is expressly authorized and empowered to adopt, amend or repeal the Bylaws of the Corporation, provided, however, that (i) Sections 3.9, 4.2, 4.7(B) and 4.9 of the Bylaws shall not be amended, altered, changed or repealed prior to the annual meeting of the stockholders of the Corporation to be held in 1997 except as provided in the Bylaws as in effect immediately after the "Effective Date" of the Plan (as defined in the Plan) and (ii) the Bylaws adopted by the Board of Directors under the powers hereby conferred may be altered, amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto.

      (B) The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by law.


                   ARTICLE VI - MEETINGS OF STOCKHOLDERS

      Subject to the rights of the holders of any series or class of stock as set forth in the Certificate of Incorporation to elect additional directors under specific circumstances or to consent to specific actions taken by the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders.


                          ARTICLE VII - DIRECTORS

      (A) Subject to the rights of the holders of any series or class of stock to elect additional directors under specific circumstances, the number of directors of the Corporation shall be fixed by the Bylaws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the Bylaws; provided, however, that, except as provided in the Bylaws of the Corporation in effect immediately after the "Effective Date" of the Plan (as defined in the Plan), the number of directors shall not be increased or decreased prior to the annual meeting of the stockholders of the Corporation to be held in 1997.

      (B) Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

      (C) Subject to the rights of the holders of any series or class of stock as set forth in the Certificate of Incorporation to elect additional directors under specific circumstances, any director may be removed from office at any time, but only for cause or otherwise to the extent required by the GCL.


                   ARTICLE VIII - LIABILITY OF DIRECTORS

      No director of the Corporation shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (a) shall be liable under Section 174 of the GCL or any amendment or successor provisions thereto or (b) shall be liable by reason that, in addition to any and all other requirements for such liability, he (i) shall have breached his duty of loyalty to the Corporation or its stockholders, (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law, or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or
(iv) shall have derived from any transaction an improper personal benefit. Neither the amendment nor repeal of this Article VIII, nor the adoption of any provision of the Certificate of Incorporation, shall eliminate or otherwise adversely affect the rights and protections of a director under this Article VIII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VIII, would accrue or arise prior to such amendment, repeal or adoption.


                          ARTICLE IX - AMENDMENTS

      Except as may be expressly provided in this Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by law, and all powers, preferences and rights of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article IX. Article V(A), Article VII(A), Article VII(C) and this Article IX shall not be amended, altered, changed or repealed prior to the annual meeting of the stockholders of the Corporation to be held in 1997.

      IN WITNESS WHEREOF, the President and Secretary of the Corporation, the officers of the Corporation designated by order of the Bankruptcy Court to execute this Restated Certificate of Incorporation, do hereby execute this Restated Certificate of Incorporation on behalf of the Corporation this ____ day of ____________, 1994.

                              BUCYRUS-ERIE COMPANY


                              By____________________________
                                   President

Attest:  _____________________________
        Secretary

                                               EXHIBIT C TO THE
                                            SECOND AMENDED JOINT
                                          PLAN OF REORGANIZATION


           SUMMARY OF NEW BUCYRUS REGISTRATION RIGHTS AGREEMENT

Term:                         Five years from the Effective Date
                              (the "Term").

Issuer:                       Bucyrus-Erie Company on and after
                              the Effective Date ("New Bucyrus").

Registrable Securities:       New Bucyrus Common Stock.

Beneficiaries:                Any Beneficial Holder of Claims
                              and/or Equity Interests to whom an
                              aggregate of 1,000,000 or more
                              shares of New Bucyrus Common Stock
                              are distributable pursuant to the
                              Plan ("Relevant Holders").

Piggyback Registration        Relevant Holders shall be entitled
   Rights:                    to participate in any registered
                              offering of New Bucyrus Common
                              Stock at any time during the Term
                              (other than registered offerings in
                              respect of a dividend reinvestment
                              or similar plan for shareholders or
                              on Form S-4, Form S-8 or any
                              successor form).  If the managing
                              underwriters of any such
                              underwritten offering determine in
                              their opinion that the total number
                              of shares of New Bucyrus Common
                              Stock proposed to be included in
                              such registration is such as to
                              materially and adversely affect the
                              success of such offering (whether
                              by a reduction in the anticipated
                              selling price or otherwise), then
                              the shares so requested to be
                              registered by Relevant Holders may
                              be excluded.

Demand Registration:          One or more Relevant Holders
                              holding 15% or more of the shares
                              of New Bucyrus Common Stock then
                              entitled to the benefits of the New
                              Bucyrus Registration Rights
                              Agreement may at any time during
                              the Term require New Bucyrus to use
                              its best efforts to register such
                              shares so as to permit the sale of
                              such shares and the shares of New
                              Bucyrus Common Stock of other
                              Relevant Holders electing to
                              participate in such registered
                              offering.  If requested by Relevant
                              Holders holding a majority of the
                              shares requesting participation in
                              such registered offering, such
                              registered offering shall be an
                              underwritten offering.  New Bucyrus
                              shall be under no obligation to
                              find or furnish the underwriter for
                              any such offering.  New Bucyrus
                              shall not be obligated to effect
                              any requested offering if
                              (i) within the 180-day period
                              preceding such request, New Bucyrus
                              shall have effected a registered
                              offering at the request of one or
                              more Relevant Holders or (ii) such
                              request is made during a period
                              commencing 30 days before the
                              effective date of a registered
                              offering of New Bucyrus Common
                              Stock or ending 60 days after the
                              closing date of such offering
                              provided that the Holder or Holders
                              of Registrable Securities
                              requesting such registration were
                              afforded the opportunity to
                              participate in such underwritten
                              offering.  New Bucyrus shall not be
                              required to effect more than three
                              such requests for registration of
                              New Bucyrus Common Stock, provided
                              that no Relevant Holder may
                              initiate more than two Demand
                              Registrations unless at the time of
                              such request such Relevant Holder
                              is the sole holder of Registrable
                              Securities.  If the managing
                              underwriters of any such
                              underwritten offering determine in
                              their opinion that the total number
                              of shares of New Bucyrus Common
                              Stock proposed to be included in
                              such registration is such as to
                              materially and adversely affect the
                              success of such offering (whether
                              by a reduction in the anticipated
                              selling price or otherwise), then
                              New Bucyrus shall be required to
                              register only such number of shares
                              of New Bucyrus Common Stock that in
                              the opinion of such managing
                              underwriters can be sold without
                              materially and adversely affecting
                              such offering.  New Bucyrus may
                              postpone for a reasonable period of
                              time (but not exceeding 120 days)
                              the requested filing of a
                              registration statement if New
                              Bucyrus determines that such
                              registration would in the good
                              faith judgment of the Board of
                              Directors of the Company materially
                              interfere with any material
                              corporate transaction or
                              development or would require
                              premature disclosure of non-public
                              information which could materially
                              adversely affect New Bucyrus.

Listing Requirement:          New Bucyrus shall use its best
                              efforts to have the New Bucyrus
                              Common Stock subject to
                              registration (i) listed on each
                              securities exchange, if any, on
                              which such securities are then
                              listed or (ii) authorized to be
                              quoted on NASDAQ or such other
                              national quotation system, if any,
                              on which such securities are then
                              quoted.

Expenses:                     New Bucyrus will be required to pay
                              all reasonable expenses, other than
                              fees and commissions of
                              underwriters, incident to the
                              registration and sale of shares of
                              Relevant Holders described herein.

                                               EXHIBIT D TO THE
                                           SECOND AMENDED JOINT
                                         PLAN OF REORGANIZATION


                           Bucyrus-Erie Company
                      Confirmation Financing Proposal
                              August 17, 1994


Borrower:        Reorganized Bucyrus-Erie

Lender:          South Street Funds

Amount(1):       Principal plus accrued interest, less $2.5
                 million

Rate:            Year 1:  10.5% Cash or PIK;
                 Thereafter 10.5% Cash or 13% PIK

Term:            Five years from effective date

Amortization:    Bullet

Security/        As per existing collateral agreement
Subordination    Subordinated to a $15 million letter of
                 credit/facility with a sub-limit for direct borrowings as follows(2):
                    $5 million in year 1;
                    $2.5 million in year 2.
                 Subordinated also to Project financing
                 collateral for entire term

Optional         Callable at any time at par plus accrued
Redemption:      interest if any

Fees:            None

Covenants:       As per existing agreement

Contingencies:   Contingent upon confirmation of plan of
                 reorganization on or before December 31, 1994.




___________________________

(1) In the event the Company obtains alternative confirmation financing to South Street, South Street agrees to reduce its contract claim by $3.5 million.

(2) Covenant to prohibit Company from utilizing proceeds from direct borrowings to pay South Street interest.

                                               EXHIBIT E TO THE
                                           SECOND AMENDED JOINT
                                         PLAN OF REORGANIZATION

                       AGREEMENT AND PLAN OF MERGER


      AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of _____________, 1994, by and between B-E Holdings, Inc., a Delaware corporation ("Holdings"), and Bucyrus-Erie Company, a Delaware corporation ("Bucyrus") and wholly owned subsidiary of Holdings.

                                 RECITALS

      WHEREAS, the boards of directors of both Holdings and Bucyrus have proposed a plan of reorganization (the "Restructuring"), consisting of the Second Amended Joint Plan of Reorganization (attached hereto as Exhibit A) (the "Plan") under chapter 11 of the United States Bankruptcy Code of 1978, as amended (the "Bankruptcy Code"), as modified December 1, 1994;

      WHEREAS, the Plan was confirmed under chapter 11 of the Bankruptcy Code pursuant to an order (the "Confirmation Order") dated December __, 1994 of the United States Bankruptcy Court, Eastern District of Wisconsin (the "Bankruptcy Court") in In re B-E Holdings, Inc. and Bucyrus-Erie Company, Case Nos. 94-20786-RAE and 94-20787-RAE;

      WHEREAS, the Plan as confirmed by the Bankruptcy Court provides for Holdings to merge with and into Bucyrus and further provides that the surviving corporation shall issue: a total of 10,170,413 shares of its common stock, par value $.01 per share (the "New Bucyrus Common Stock"), to holders of 10% Senior Notes (interest rate reset to 16% as of January 1, 1993) due 1996 of Bucyrus (the "10% Senior Notes"), holders of Resettable Senior Notes due 1996 of Bucyrus (the "Resettable Senior Notes"), holders of 9% Sinking Fund Debentures due 1999 of Bucyrus (the "9% Sinking Fund Debentures"), holders of Class E Common Stock, par value $.01 per share, of Holdings (the "Holdings Class E Common Stock") and Bell Helicopter Textron Inc.; and

      WHEREAS, pursuant to the Plan, Holdings and Bucyrus desire to make certain covenants and agreements in connection with this Agreement.

      NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, Holdings and Bucyrus hereby agree as follows:

                                 ARTICLE I

                    THE MERGER; CLOSING; EFFECTIVE TIME

      1.1 The Merger

      Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2) Holdings and Bucyrus shall consummate a merger (the "Merger") in which Holdings shall be merged with and into Bucyrus and the separate corporate existence of Holdings shall thereupon cease. Bucyrus shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). The Surviving Corporation shall continue to be governed by the laws of the State of Delaware and the separate corporate existence of Bucyrus with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the General Corporation Law of the State of Delaware ("the DGCL").

      1.2 Closing

      The closing of the Merger (the "Closing") shall take place
(i) at the offices of Milbank, Tweed, Hadley & McCloy, 1 Chase Manhattan Plaza, New York, NY 10005, at 10:00 A.M. on the Effective Date (as defined in the Plan) or (ii) at such other place and time and/or on such other date after the Effective Date as Holdings and Bucyrus may agree. In connection therewith, once all the conditions to Consummation (as defined in the Plan) of the Plan specified in Article XI.B of the Plan have been satisfied and so long as no stay of the Confirmation Order is in effect, Holdings and Bucyrus shall cause a Certificate of Merger (the "Certificate of Merger") to be executed and filed with the Secretary of State of the State of Delaware as provided in Sections 251 and 303 of the DGCL. The Merger shall become effective upon due filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with
Section 103 of the DGCL (or such later time as specified therein), such time is hereinafter referred to as the "Effective Time."

                                ARTICLE II

              CHARTER AND BYLAWS OF THE SURVIVING CORPORATION

      2.1 The Charter

      The Restated Certificate of Incorporation of Bucyrus, attached hereto as Exhibit B, shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and of the DGCL.

      2.2 The Bylaws

      The Restated Bylaws of Bucyrus, attached hereto as Exhibit
C, shall be the Bylaws of the Surviving Corporation until duly amended in accordance with the terms thereof and of the DGCL.

                                ARTICLE III

                       DIRECTORS AND OFFICERS OF THE
                           SURVIVING CORPORATION

      3.1 Directors and Officers

      The directors of the Surviving Corporation at the Effective Time shall, from and after the Effective Time, be the directors specified in the Plan and the Confirmation Order. The officers of the Surviving Corporation at the Effective Time shall, from and after the Effective Time, be the officers of Bucyrus immediately prior to the Effective Time. Such directors and officers shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation, retirement or removal in accordance with the Plan and the Surviving Corporation's Certificate of Incorporation and Bylaws.

                                ARTICLE IV

          CONVERSION OR CANCELLATION OF SECURITIES IN THE MERGER

      4.1 Conversion or Cancellation

      The manner of converting or canceling securities of Holdings and Bucyrus in the Merger shall be as follows:

      (a) At the Effective Time, each $1,000 principal amount of 10% Senior Notes issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into 67.1374 shares of New Bucyrus Common Stock. All such issued and outstanding 10% Senior Notes shall thereby be converted into an aggregate of 5,010,329 shares of New Bucyrus Common Stock. All such 10% Senior Notes, by virtue of the Merger and without any action on the part of the holders thereof, shall cease to be outstanding, be cancelled and cease to exist, and each holder of an instrument formerly representing any such 10% Senior Notes shall thereafter cease to have any rights with respect to such instrument other than the right to exchange such instrument for certificates representing shares of New Bucyrus Common Stock pursuant to the terms of the Plan.

      (b) At the Effective Time, each $1,000 principal amount of Resettable Senior Notes issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into 67.6201 shares of New Bucyrus Common Stock. All such issued and outstanding Resettable Senior Notes shall be converted into an aggregate of 4,057,203 shares of New Bucyrus Common Stock. All such Resettable Senior Notes, by virtue of the Merger and without any action on the part of the holders thereof, shall cease to be outstanding, be cancelled and cease to exist, and each holder of an instrument formerly representing any such Resettable Senior Notes shall thereafter cease to have any rights with respect to such instrument other than the right to exchange such instrument for certificates representing shares of New Bucyrus Common Stock pursuant to the terms of the Plan.

      (c) At the Effective Time, each $1,000 principal amount of 9% Sinking Fund Debentures issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into 63.0427 shares of New Bucyrus Common Stock. All such issued and outstanding 9% Sinking Fund Debentures shall be converted into an aggregate of 50,686 shares of New Bucyrus Common Stock. All such 9% Sinking Fund Debentures, by virtue of the Merger and without any action on the part of the holders thereof, shall cease to be outstanding, be cancelled and cease to exist, and each holder of an instrument formerly representing any such 9% Sinking Fund Debentures shall thereafter cease to have any rights with respect to such instrument other than the right to exchange such instrument for certificates representing shares of New Bucyrus Common Stock pursuant to the terms of the Plan.

      (d) At the Effective Time, each share of Holdings
   Class E Common Stock issued immediately prior to the Effective Time pursuant to the Plan to the former holders of Series A 12-1/2% Senior Debentures due 2002 of Holdings (the "Holdings Senior Debentures"), the former holders of Series A 12-1/2% Cumulative Exchangeable Preferred Stock, par value $.01 per share, of Holdings (the "Holdings Series A Preferred Stock"), the former holders of Series B Convertible Preferred Stock, par value $.01 per share, of Holdings (the "Holdings Series B Preferred Stock"), the former holders of Class C Common Stock, par value $.01 per share, of Holdings (the "Holdings Class C Stock"), the former holders of Class D Common Stock, par value $.01 per share, of Holdings (the "Holdings Class D Stock") and the former holders of stock options granted by Holdings under the B-E Holdings, Inc. 1988 Stock Option Plan that are exercisable on or prior to the Voting Record Date (as defined in the Plan) and that are exercised on or prior to the Effective Date (the "Exercised Stock Options") shall, by virtue of the Merger and without any action on the part of the holders thereof, be automatically converted into one share of New Bucyrus Common Stock. All such issued Holdings Senior Debentures, Holdings Series A Preferred Stock, Holdings Series B Preferred Stock, Holdings Class C Stock, Holdings Class D Stock and Exercised Stock Options shall be converted into an aggregate of 881,782 shares of New Bucyrus Common Stock. All such shares of Holdings Class E Common Stock, by virtue of the Merger and without any action on the part of the holders thereof, shall cease to be outstanding, be cancelled and cease to exist, and each holder of shares of Holdings Class E Common Stock issued pursuant to the Plan shall cease to have any rights with respect to such shares other than the right to exchange an instrument formerly representing Holdings Senior Debentures or a certificate formerly representing shares of Holdings Series A Preferred Stock, Holdings Series B Preferred Stock, Holdings Class C Stock or Holdings Class D Stock or a certificate or other document, if any, representing Exercised Stock Options, as the case may be, for certificates representing shares of New Bucyrus Common Stock pursuant to the terms of the Plan. Holders of Class E Common Stock shall not be required to submit certificates formerly representing Holdings Class E Common Stock in exchange for certificates representing shares of New Bucyrus Common Stock pursuant to the terms of the Plan.

      (e) At the Effective Time, all stock options granted by Holdings under the B-E Holdings, Inc. 1988 Stock Option Plan that are not exercised on or prior to the Effective Date (the "Unexercised Stock Options") shall, by virtue of the Merger and without any action on the part of Holdings or Bucyrus, cease to be outstanding, and be cancelled without payment of any consideration therefor and cease to exist, and the holder of a certificate or other document, if any, representing Unexercised Stock Options, shall thereafter cease to have any rights with respect to such Unexercised Stock Options.

      (f) At the Effective Time, each share of common stock, par value $.01 per share, of Bucyrus (the "Old Bucyrus Common Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Holdings or Bucyrus, cease to be outstanding, be cancelled without payment of any consideration therefor and cease to exist, and the holder of a certificate formerly representing any such Old Bucyrus Common Stock shall thereafter cease to have any rights with respect to such Old Bucyrus Common Stock.

      4.2 Fractional Shares

      Notwithstanding Section 4.1, no fractional shares of New Bucyrus Common Stock shall be issued. Any holder of 10% Senior Notes, Resettable Senior Notes, 9% Sinking Fund Debentures or Holdings Class E Common Stock entitled hereunder to receive a fractional share of New Bucyrus Common Stock shall be entitled to receive, in lieu of such fractional share, an amount in cash as set forth in the immediately succeeding sentence. Pursuant to
Section 7.10 of the Plan, as promptly as practicable following the Effective Time, one or more of the Disbursing Agents (as defined in the Plan) chosen by the Surviving Corporation shall aggregate and sell, at then prevailing prices, all fractional shares of New Bucyrus Common Stock which would otherwise have been issuable hereunder and distribute the net proceeds from such sale pro rata to each of the holders entitled thereto.

                                 ARTICLE V

                         MISCELLANEOUS AND GENERAL

      5.1 Governing Law

      This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

      5.2 Assignment

      This Agreement shall not be assignable by operation of law or otherwise and is not intended to create any obligations to, or rights in respect of, any persons other than the parties hereto.

      5.3 Captions

      The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

      IN WITNESS WHEREOF, the officers of Holdings and Bucyrus designated by order of the Bankruptcy Court to execute this Agreement, have hereby executed this Agreement on behalf of Holdings and Bucyrus on the date first hereinabove written.

                    B-E HOLDINGS, INC.


                    By:________________________________
                       President


Attest:


By:________________________
   Secretary

                    BUCYRUS-ERIE COMPANY



                    By:_______________________________
                       President

Attest:



By:_______________________
   Secretary

                                           EXHIBIT 2.2
                                             8-K - 1994

                      UNITED STATES BANKRUPTCY COURT
                       EASTERN DISTRICT OF WISCONSIN
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
In re
                                Chapter 11
B-E HOLDINGS, INC. and          Case Nos. 94-20786-RAE
                                          94-20787-RAE
BUCYRUS-ERIE COMPANY,
                                     Jointly administered
            Debtors.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                     ORDER CONFIRMING DEBTORS' SECOND
                   AMENDED JOINT PLAN OF REORGANIZATION
                       AS MODIFIED DECEMBER 1, 1994

       The Debtors' Second Amended Joint Plan of Reorganization filed by B-E Holdings, Inc. and Bucyrus-Erie Company dated
September 19, 1994 and as modified December 1, 1994 (the "Amended
Plan"); have been transmitted to creditors and equity interest holders holding impaired claims and equity interests; and

       It having been determined after hearing on notice that the requirements for confirmation of the Amended Plan set forth in 11 U.S.C. Section 1129(b) have been satisfied;

       IT IS ORDERED that the Amended Plan is confirmed.

A copy of the confirmed Amended Plan is attached.

Dated: Milwaukee, Wisconsin
       December 2, 1994



                                /s/ Russell A. Eisenberg
                                United States Bankruptcy Judge

John G. Gellene
Frederick D. Hyman
Milbank, Tweed, Hadley, & McCloy
1 Chase Manhattan Plaza
New York, New York  10005
Telephone:  (212) 530-5000
Telecopier:  (212) 530-5219

Albert Solochek
C. Scott Pryor
Howard, Solochek & Weber, S.C.
324 E. Wisconsin Avenue, Suite 1100
Milwaukee, Wisconsin  53202
Telephone:  (414) 272-0760
Telecopier:  (414) 272-7265

                                          EXHIBIT 99.1
                                             8-K - 1994

   December 2, 1994 -- Bucyrus-Erie Company (the "Company") and B-E Holdings, Inc. ("Holdings") announced today that their plan of reorganization had been approved by the United States Bankruptcy Court in Milwaukee, Wisconsin. The Court's order confirming the reorganization plan will permit the completion of the companies' financial restructuring and, following a merger of Holdings into Bucyrus, the emergence of reorganized Bucyrus (the "Reorganized Company") from Chapter 11 proceedings prior to the end of 1994.

   In approving the plan, the Bankruptcy Court also approved modifications of the Reorganized Company's certificate of incorporation and bylaws which fix the composition of the Reorganized Company's board of directors through the annual stockholders' meeting in 1997. The modifications provide for a seven-member board of directors, consisting of three members selected by Jackson National Life Insurance Company ("JNL"), the Company's largest creditor, three members selected by the official committee of creditors appointed in the Company's reorganization proceedings, and one member selected from the Company's current management. The composition of the board will thus reflect a balance between JNL and other stockholder interests over the next two years, and is subject to change only in certain limited circumstances. The arrangement regarding the composition and tenure of the board was agreed to in substance by representatives of the Company, JNL and the creditors committee in September, 1994 and approved by the Bankruptcy Court at a hearing held on December 1, 1994.

   The Company announced that the initial board of directors would consist of the following individuals selected by JNL, the creditors committee and Company management:

         Mr. Phillip W. Mork, President of the Company
         Mr. C. Scott Bartlett, Jr.
         Mr. George A. Poole, Jr.
         Mr. Joseph J. Radecki, Jr., Executive Vice President,
           Jefferies & Company, Inc.
         Mr. F. John Stark, III, Senior Vice President and
           Counsel, PPM America, Inc.
         Mr. Russell Swansen, President, PPM America, Inc.
         Mr. Skip Victor, Senior Vice President and Principal,
           Chanin and Company

   The Company's plan of reorganization provides for the exchange of approximately $260 million in debt obligations for newly issued common stock of the Reorganized Company. JNL will receive approximately 43% of the outstanding common stock; other bondholders and Bell Helicopter Textron Inc., a claimant in litigation against the Company pending in Texas state court, will receive approximately 55% of the stock, and existing stockholders will retain in the aggregate approximately 2% of the stock in the Reorganized Company.

   Under the plan of reorganization, the Company's existing secured debt obligations with three investment funds managed by Greycliff Partners, Ltd. will be refinanced on advantageous terms for five years. The Company's existing bank credit facility with Bank One, Milwaukee N.A. will be superseded by a new $15 million secured credit facility to be provided by Bank One. The new facility will provide a revolving line of credit as well as for the issuance of letters of credit to support the Reorganized Company's business.

   All allowed claims of vendors, customers, suppliers and employees of the Company will be paid in full under the reorganization plan. Employees and retired employees will continue to receive full benefits under existing pension and welfare plans. In addition, the plan of reorganization does not affect the existing collective bargaining agreement between the Company and Local 1343 of the United Steelworkers of America. All tax and other allowed claims entitled to priority under bankruptcy law will also be paid in full.

   William B. Winter, Chairman of the Company, and Phillip W. Mork, President and the management representative on the board of directors of the Reorganized Company, hailed the approval of the reorganization plan as a milestone for the Company. "We are ecstatic that the Court has confirmed our reorganization plan and paved the way for emergence from Chapter 11 in 1994," said Mr. Mork. "Everyone at the Company is excited about the prospects for progress and growth in our business worldwide. Our new, lean capital structure will give us the muscle to compete even more aggressively for business and maintain our world-class standards for quality and service."

   Mr. Winter expressed the Company's appreciation to all of the employees, customers and vendors who have supported the Company during the reorganization process. "Our goal has been to complete the reorganization process during 1994, both to preserve valuable tax benefits and to maintain stability and growth in our business. We could not have achieved that goal without the support and encouragement of our customers and vendors and the loyal, tireless efforts of our 1,000 employees around the world. We now look forward to continuing our 114-year tradition of manufacturing and servicing the finest surface mining equipment in the world in 1995 and beyond."

   In a related development, Mr. Winter announced his retirement from the Company effective December 31, 1994. "Now that we have successfully completed our financial restructuring and are well positioned for the future, I am happy to retire," said Mr. Winter, who reached age 65 in July, 1993. "I have been with Bucyrus-Erie for forty-one wonderful years, and now I am very comfortable leaving the Company under Phil Mork's capable
leadership.   I am sure that in the coming years the Company will
see significant growth and prosperity, and I wish our customers, suppliers, employees and stockholders the very best."

   Bucyrus-Erie Company is a leading manufacturer and worldwide marketer of mining machinery (principally walking draglines, electric mining shovels and blast hole drills).